AMENDED AND RESTATED
                                CREDIT AGREEMENT

      THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated as of June 16, 1999 and is made by and among STANDARD AUTOMOTIVE CORPORATION, a Delaware corporation (the "Borrower"), each of the GUARANTORS (as hereinafter defined), the BANKS (as hereinafter defined) and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 1 are used herein as so defined.

                                   WITNESSETH:

      WHEREAS, the Borrower has requested the Banks to:

            (a) amend and restate the terms of the Credit Agreement, dated as of July 21, 1998 (the "Existing Credit Agreement"), among the Borrower, the guarantors party thereto, the banks party thereto (the "Existing Banks") and PNC Bank, as agent thereunder, on the terms and provisions set forth herein;

            (b) continue Term Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement hereunder and to continue the Existing Banks' commitments to make such Term Loans under the Existing Credit Agreement as Term Loan Commitments hereunder;

            (c) cause ING (U.S.) Capital LLC to make an additional $25,000,000 term loan hereunder;

            (d) continue Revolving Credit Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement hereunder and to continue the Existing Banks' commitments to make such Revolving Loans under the Existing Credit Agreement as Revolving Credit Commitments hereunder; and

            (e) to increase by $5,000,000 the Existing Banks' commitments to make Revolving Loans (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as Revolving Credit Commitments hereunder;

            WHEREAS, the Banks are willing on the terms and subject to the conditions hereinafter set forth, to:

            (a) amend, restate, consolidate, evidence and substitute for, but not be a prepayment, satisfaction or cancellation of, the terms and conditions of the Existing Credit Agreement as set forth herein;

            (b) to continue such loans and such commitments hereunder as Loans and Commitments;

            (c) make such additional loans; and

            (d) increase such revolving credit commitment hereunder as Revolving Credit Commitments;

      WHEREAS, the Borrower, Critical Components Corp., a Delaware corporation ("CCC"), Ranor, Inc., a Delaware corporation ("Ranor" or the "Purchaser", as the case may be, and collectively with the Borrower and CCC, the "Purchasers"), Ranor, Inc., a Massachusetts corporation (the "Company"), Dennis Normandin, Peter Normandin, Mark Normandin and David Normandin (the "Shareholders") and Five N Leasing Company, a Massachusetts general partnership ("Five N" and collectively with the Company and the Shareholders, the "Sellers") have entered into an Asset Purchase Agreement, dated as of April 16, 1999 (including the annexes, exhibits and schedules thereto, as the same may be supplemented or amended from time to time, the "Ranor Purchase Agreement"), pursuant to which the Purchaser will purchase from the Sellers and the Sellers will sell to the Purchaser, substantially all the assets used in the Business (as such term is defined in the Ranor Purchase Agreement) on the terms and conditions set forth in the Ranor Purchase Agreement (the asset acquisition described in this recital is the "Acquisition");

      WHEREAS, consideration for the Acquisition shall consist of (a) the payment by the Purchasers of cash equal to (1) $21,200,000 plus (ii) the Addition Adjustment (as such term is defined in the Ranor Purchase Agreement), minus (iii) the adjustments set forth in Section 3.3 of the Ranor Purchase Agreement minus (iv) any Deposit (as such term is defined in the Ranor Purchase Agreement) which is applied against the Purchase Price (as such term is defined in the Ranor Purchase Agreement), and (b) the delivery by the Purchaser to the Company of four Notes (as such term is defined in the Ranor Purchase Agreement), in the aggregate principal amount of $5,300,000, subject to reduction or increase in accordance with Section 3.3 of the Ranor Purchase Agreement and (c) the delivery by the Purchaser to the Company of any Additional Notes (as such term is defined in the Ranor Purchase Agreement) provided for in Section 7.8 of the Ranor Purchase Agreement. Simultaneously with the Acquisition, the Purchaser shall enter into an employment agreement with each of the Shareholders, in the form attached as Appendix 3.2(b) to the Ranor Purchase Agreement;

      WHEREAS, CCC, its shareholders and Borrower have entered into a stock purchase agreement dated as of April 1, 1999 (including the annexes, exhibits and schedules thereto, as the same may be supplemented, amended or clarified from time to time, the "CCC/Borrower Stock Purchase Agreement"), pursuant to which Borrower will acquire 100% of CCC's capital stock on the terms and conditions set forth in the CCC/Borrower Stock Purchase Agreement. Consideration for CCC's capital stock shall consist of up to 300,000 shares of Borrower's common stock. Further, Borrower shall pay financial advisors to CCC a cash fee equal to 3% of the purchase price of companies under letter of intent or under contract with CCC when each are closed and as provided for under the CCC/Borrower Stock Purchase Agreement.

      WHEREAS, the Borrower shall use a portion of the credit facilities provided for herein to make a capital contribution to CCC (the "CCC Capital Contribution") on the Closing Date, which

CCC shall use to make a capital contribution to Ranor (the "Ranor Capital Contribution) on the Closing Date to be used by the Purchaser to finance the Acquisition;

      WHEREAS, CCC Capital Contribution, the Ranor Capital Contribution and the Acquisition are sometimes collectively referred to herein as the "Transaction";

      WHEREAS, the Borrower will pledge all of the capital stock of CCC and CCC will pledge all of the capital stock of the Purchaser to secure the payment and performance of the Borrower's obligations hereunder;

      WHEREAS, CCC will execute a Subsidiary Guarantee, secured by a pledge of all of the capital stock of the Purchaser, guaranteeing the Borrower's obligations hereunder;

      WHEREAS, the Purchaser will execute a Subsidiary Guarantee, secured by a security interest in and lien on all assets of the Purchaser, guaranteeing the Borrower's obligations hereunder; and

      WHEREAS, the Banks are willing to make available the credit facilities provided for herein.

      NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree to amend and restate the Existing Credit Agreement as follows:

                             1. CERTAIN DEFINITIONS

            1.1 Certain Definitions.

            In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                  Account shall mean any account, contract right, general intangible, chattel paper, instrument or document representing any right to payment for goods sold or services rendered, whether or not earned by performance and whether or not evidenced by a contract, instrument or document, which is now owned or hereafter acquired by any Loan Party.

                  Account Debtor shall mean any person which is or which may become obligated to any Loan Party under, with respect to, or on account of, an Account.

                  Acquisition means the consummation of the transactions contemplated to be performed in connection with the Ranor Purchase Agreement.

                  Acquisition Date means the date of consummation of the Acquisition.

                  Acquisition Documents means, with respect to the Acquisition, the asset purchase agreement or similar agreement regarding such Acquisition and all other agreements, instruments and documents delivered in connection with the consummation thereof (including, without limitation, any equity financing documents related thereto).

                  Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

                  Agent shall mean PNC Bank, National Association, and its successors and assigns.

                  Agent's Fee shall have the meaning assigned to that term in
Section 10.15.

                  Agent's Letter shall have the meaning assigned to that term in
Section 7.1.6.

                  Agent's Office means the office of the Agent located at Two Tower Center, East Brunswick, New Jersey 08816, or such other office as the Agent may designate in writing as such to the other parties hereto.

                  Agreement shall mean this Amended and Restated Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

                  Ajax Manufacturing means Ajax Manufacturing Co.

                  Amended and Restated Collateral Assignment of Lease shall mean the Amended and Restated Collateral Assignment of Lease, dated as of June 16, 1999, executed and delivered by Ajax Manufacturing to the Agent for the benefit of the Banks.

                  Amended and Restated Subordination, Non-Disturbance and Attornment Agreement, dated as of June 16, 1999, executed and delivered by CPS Trailer, CPS Enterprises and the Agent for the benefit of the Banks.

                  Applicable Margin shall mean with reference to Revolving Loans and Term Loan A Loans to which the Base Rate Option or the Euro-Rate Option applies, an amount in excess of the Base Rate or the Euro-Rate, as the case may be, calculated in respect of the most-recently reported Leverage Ratio according to the table set forth below. Applicable Margin shall be at "Level IV" in the following table until delivery of the financial statements due pursuant to
Section 8.3.2 [Quarterly Financial Statements] for the period ending December 31, 1999. Thereafter, Applicable Margin shall change on the day financial statements are due to be delivered pursuant to Sections 8.3.2 [Quarterly Financial Statements] and 8.3.3 [Annual Financial Statements] and if information necessary to make such determination is not timely delivered pursuant to such sections, Applicable Margin shall be at "Level IV" in the following table until such information is delivered.

                                APPLICABLE MARGIN

--------------------------------------------------------------------------------------------
  Level                 Leverage              Applicable Margin for    Applicable Margin for
                     Coverage Ratio           Base Rate Loans (%)      Euro-Rate Loans (%)
            --------------------------------------------------------------------------------
    I       less than or equal to                       .25                       2.25
            2.00-to-1.0

    II      greater than 2.00-to-1.0 but                .50                       2.50
            less than or equal to
            2.50-to-1.0

   III      greater than 2.50-to-1.0 but                .75                       2.75
            less than or equal to
            3.00-to-1.0

    IV      greater than 3.00-to-1.0                   1.00                       3.00
--------------------------------------------------------------------------------------------

Applicable Margin shall mean, with reference to Term Loan B Loans to which the Base Rate Option applies, 1.75% and, with reference to Term Loan B Loans to which the Euro-Rate Option applies, 3.50%.

The rate on Base Rate Loans and Euro-Rate Loans shall change the date the Applicable Margin changes.

                  Assignee Bank shall have the meaning assigned to such term in
Section 2.10.2.

                  Assignment and Assumption Agreement shall mean an Assignment and Assumption Agreement by and among a Purchasing Bank, a Transferor Bank and the Agent, as Agent and on behalf of the remaining Banks, substantially in the form of Exhibit 1.1(A).

                  Assignments of Leases shall mean, collectively, and Assignment of Leases shall mean, separately:

                  (i) that certain Amended and Restated Assignment of Leases and Rents, dated of even date herewith, from R&S Truck Body Company, Inc. to the Agent for the benefit of the Banks;

                  (ii) that certain Amended and Restated Assignment of Leases and Rents, dated of even date herewith, from CPS Trailer Co. to the Agent for the benefit of the Banks ;

                  (iii) that certain Amended and Restated Assignment of Leases and Rents, dated of even date herewith, from CPS Enterprises, Inc. to the Agent for the benefit of the Banks;

                  (iv) that certain Assignment of Leases and Rents, dated of even date herewith, from Ranor, Inc. to the Agent for the benefit of the Banks; and

                  (v) those certain assignments of leases and rents which may be delivered by the Loan Parties to the Agent for the benefit of the Banks,

                  all as the same may be supplemented, amended or restated from time to time in accordance herewith or therewith.

                  Authorized Officer shall mean those individuals, designated by written notice to the Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.

                  Bank to be Terminated shall have the meaning assigned to such term in Section 2.10.2.

                  Banks shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.

                  Barclay shall mean Barclay Investments, Inc., a New Jersey corporation.

                  Barclay/SAC Purchase Agreement shall mean the Stock Purchase Agreement, dated February 24, 1998, between Barclay and Standard Automotive Corporation, as amended, modified or supplemented from time to time.

                  Base Net Worth shall mean the sum (measured as of the end of each fiscal year) of $27,823,000 plus 50% of consolidated net income of the Borrower and its Subsidiaries for each fiscal year in which net income (net of preferred dividends) was earned (as opposed to a net loss) during the period from April 1, 1999 through the date of determination.

                  Base Rate shall mean the greater of (i) the interest rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, or (ii) the Federal Funds Effective Rate plus 1/2% per annum.

                  Base Rate Option shall mean either the Revolving Credit Base Rate Option or the Term Loan Base Rate Option.

                  Benefit Arrangement shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

                  Borrower shall mean Standard Automotive Corporation, a corporation organized and existing under the laws of the State of Delaware.

                  Borrower Statements shall have the meaning assigned to that term in Section 6.1.9(b)(i).

                  Borrowing Base shall mean at any time the sum of (i) eighty-five percent (85%) of Qualified Accounts plus (ii) fifty-five percent (55%) of Qualified Inventory (in any event not to exceed with respect to Qualified Inventory the sum of $10,000,000), as any of the foregoing is modified from time to time pursuant to Section 2.1. Each such advance rate is subject to periodic review and analysis by the Banks and is therefore subject to change from time to time or any time.

                  Borrowing Base Certificate shall mean the Borrowing Base Certificate given by the Borrower to the Banks on the Closing Date and from time to time pursuant to Section 8.3.3A in the form of Exhibit 1.1(B).

                  Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

                  Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

                  Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in New Jersey and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

                  Cabore means Cabore Resources, Inc.

                  CCC shall have the meaning assigned to such term in the recitals.

                  CCC/Borrower Stock Purchase Agreement shall have the meaning ascribed to such term in the recitals.

                  Clayfort means Clayfort Industries, Inc.

                  Closing Date shall mean the Business Day on which the first Loan shall be made, which shall be June 17, 1999 or, if all the conditions specified in Section 7 have not been satisfied or waived by such date, not later than June 30, 1999, as designated by the Borrower by at least three Business Days' advance notice to the Agent at its Principal Office, or such other date as the parties agree. The closing shall take place at 10:00 a.m., Eastern time, on the Closing Date at the offices of Buchanan Ingersoll, 500 College Road East, Princeton, New Jersey 08540, or at such other time and place as the parties agree.

                  Collateral shall mean the Pledged Collateral, the UCC Collateral and the Real Property.

                  Commercial Letter of Credit shall mean a Letter of Credit issued in respect of the purchase of goods or services by the Borrower or one of its Subsidiaries in the ordinary course of business.

                  Commitment shall mean as to any Bank the aggregate of its Revolving Credit Commitment, Term Loan A Commitment and Term Loan B Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments, the Term Loan A Commitments and the Term Loan B Commitments of all of the Banks.

                  Commitment Fee shall have the meaning assigned to that term in
Section 2.4.

                  Company shall have the meaning ascribed to such term in the recitals.

                  Consolidated Capital Expenditures of any Person means, for any period, the aggregate gross increase during that period, in the property, plant or equipment reflected in the consolidated balance sheet of such Person and its consolidated Subsidiaries, in conformity with GAAP, but excluding expenditures made in connection with the replacement, substitution or restoration of assets
(i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored, or from indemnity payments received pursuant to the Acquisition Documents, (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced or (iii) with regard to equipment that is purchased simultaneously with the trade-in of existing equipment, fixed assets or improvements, the credit granted by the seller of such equipment for the trade-in of such equipment, fixed assets or improvements; provided, however, that Consolidated Capital Expenditures shall in any event exclude the following:
(i) up to $9,900,000 in the aggregate of capital expenditures in respect of the purchase or acquisition of fixed or capital assets by R&S in fiscal years 1998 and 1999 to be used in connection with the acquisition and development of a new manufacturing plant in Floyd County, Kentucky and (ii)(a) up to $4,000,000 in the aggregate of capital expenditures in respect of the purchase or acquisition of fixed or capital assets by the Loan Parties to be used in connection with the acquisition and development of a West Coast manufacturing facility, (b) up to $1,500,000 in the aggregate of capital expenditures in respect of the purchase or acquisition of fixed or capital assets by the Loan Parties at the Ajax manufacturing facility located in Hillsborough, New Jersey, in each case for fiscal years 1999 and 2000 and (c) up to $5,000,000 in the aggregate of capital expenditures for fiscal years 1999 and 2000 for the 25,000 square foot addition (including related machinery and equipment) at Ranor.

                  Consolidated Lease Expense shall mean for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period with respect to leases of real and personal property.

                  Consolidated Net Worth shall mean as of any date of determination total stockholders' equity of the Borrower and its Subsidiaries as of such date determined and consolidated in accordance with GAAP.

                  Contingent Obligations means, as to any Person, without duplication, any obligation of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and amounts that are permitted by Section 8.2.3. The amount of any Contingent Obligation shall be deemed to be an amount equal to the maximum amount that such Person may be obligated to expend pursuant to the terms of such Contingent Obligation or, if such Contingent Obligation is not so limited, the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  Control Group means Steven Merker, William Merker and Karl Massaro.

                  CPS means, collectively, CPS Enterprises and CPS Trailer.

                  CPS Enterprises means CPS Enterprises, Inc., a Missouri corporation.

                  CPS Trailer means CPS Trailer Co., a Missouri corporation.

                  Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

                  Drawing Date shall have the meaning assigned to that term in
Section 2.9.3.2.

                  EBITDA shall mean (i) the sum of net income (before (a) extraordinary expenses and (b) owners compensation related expenses, excess CEO compensation and private company related expenses not to exceed $300,000, in each case as approved by the Agent in writing, in its sole discretion), depreciation, amortization, interest expense, income tax expense minus (ii) non-cash credits to net income, in each case of the Borrower and its Subsidiaries determined and consolidated in accordance with GAAP (x) for the four fiscal quarters ended

March 31, 1999 and (y) at the end of each fiscal quarter thereafter calculated for the four quarters then ended. EBITDA shall also include certain non-cash charges related to purchase accounting adjustments to be agreed upon between the Borrower and the Banks, in the Banks' sole discretion.

                  Environmental Complaint shall mean any written complaint setting forth a cause of action for personal or property damage or natural resource damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of, or issued pursuant to, any of the Environmental Laws or any Environmental Conditions, as the case may be.

                  Environmental Conditions shall mean any conditions of the environment, including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by, the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, any Property.

                  Environmental Laws shall mean all federal, state, local and foreign Laws and regulations, including permits, licenses, authorizations, bonds, orders, judgments, and consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the workplace.

                  ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  Euro-Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum)
(i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly known as Telerate) display page 3750 (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) two (2) Business Days prior to the first day of such Interest

Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to
1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                  Average of London interbank offered rates on Dow Jones Markets Service display page 3750 as quoted by
      Euro-Rate = British Bankers' Association or appropriate successor
                  -----------------------------------------------------
                       1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

                  Euro-Rate Option shall mean either the Revolving Credit Euro-Rate Option or the Term Loan Euro-Rate Option.

                  Euro-Rate Reserve Percentage shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Agent which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

                  Event of Default shall mean any of the events described in
Section 9.1 and referred to therein as an "Event of Default."

                  Excess Cash Flow shall be computed as of the close of each fiscal year by taking the difference between (i) EBITDA for such fiscal year and
(ii) Fixed Charges, plus Consolidated Capital Expenditures, plus voluntary prepayments to Term Loan A Loans, in each case for such fiscal year. All determinations of Excess Cash Flow shall be based on the immediately preceding fiscal year and shall be made following the delivery by the Borrower to the Agent of the Borrower's audited financial statements for such preceding year.

                  Existing Banks shall have the meaning specified in the recitals hereto.

                  Existing Credit Agreement shall have the meaning specified in the recitals hereto.

                  Existing Debt means the Indebtedness of the Borrower and its Subsidiaries set forth on Schedule 8.2.1.

                  Existing Lender shall mean any lender under an Existing Financing Document.

                  Existing Financing Documents shall mean all credit agreements, indentures, notes, guarantees and other financing documents, in each case, as amended to the extent permitted hereunder, evidencing or governing the Indebtedness listed on Schedule 8.2.1.

                  Expiration Date shall mean, with respect to the Revolving Credit Commitments, July 20, 2002, unless otherwise extended in accordance with the provisions of Section 2.10.

                  Extending Bank shall have the meaning assigned to such term in
Section 2.10.2.

                  Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                  Financial Projections shall have the meaning assigned to that term in Section 6.1.9(b)(ii).

                  Five N shall have the meaning ascribed to such term in the recitals.

                  Fixed Charge Coverage Ratio shall mean the ratio of (x) EBITDA minus Consolidated Capital Expenditures to (y) Fixed Charges.

                  Fixed Charges shall mean the sum of cash interest expense, cash income taxes, scheduled principal installments on Indebtedness (as adjusted for prepayments), cash dividends and payments under capitalized leases, in each case of the Borrower and its Subsidiaries determined and consolidated in accordance with GAAP and measured as of the end of each fiscal quarter.

                  GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

                  Governmental Acts shall have the meaning assigned to that term in Section 2.9.8.

                  Governmental Authority means any federal, state, local, foreign or other governmental or administrative (including self-regulatory) body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body including, without limitation, those governing the regulation and protection of the environment, whether now or hereafter in existence, or any officer or official thereof.

                  Guarantor shall mean each of the parties to this Agreement which is designated as a "Guarantor" on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof pursuant to Section 11.19.

                  Guarantor Joinder shall mean a joinder by a Person as a Guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents in the form of Exhibit 1.1(G)(1).

                  Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

                  Guaranty Agreements shall mean each Continuing Agreement of Guaranty and Suretyship Agreement executed and delivered by each of the Guarantors to the Agent for the benefit of the Banks, together with any amendments thereto.

                  Haile means Haile Industries, Inc.

                  Historical Statements shall have the meaning assigned to that term in Section 6.1.9(b)(i).

                  Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device; provided, however, that the face amount of any letters of credit which are secured with cash or cash equivalents pledged to the Banks through an escrow account in form acceptable to the Agent and the Banks shall be excluded from the amounts included in determining the amount of Indebtedness outstanding at any given time, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), (v) any Guaranty of Indebtedness for borrowed money or (vi) mandatory redeemable preferred stock.

                  Indemnity shall mean the Amended and Restated Environmental Indemnity Agreement, dated as of the date hereof, from the Loan Parties to the Agent for the benefit of the Banks, relating to possible environmental liabilities associated with any of the Properties.

                  Ineligible Security shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                  ING Barings shall mean ING (U.S.) Capital LLC, a Delaware limited liability company.

                  Insolvency Proceeding shall mean, with respect to any Person,
(a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

                  Intercompany Subordination Agreement shall mean the Amended and Restated Subordination Agreement, dated the date hereof, among the Loan Parties.

                  Interest Period shall have the meaning assigned to such term in Section 4.2

                  Interest Rate Option shall mean any Euro-Rate Option or Base Rate Option.

                  Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  Inventory shall mean any and all inventory of a Loan Party, including, without limitation, goods in transit, wheresoever located and whether now owned or hereafter acquired by a Loan Party which are or may at any time be held as raw materials, finished goods, work-in-process, supplies or materials used or consumed in a Loan Party's business or held for sale or lease, including, without limitation, (i) all such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by a Loan Party, and (ii) all packing, shipping and advertising materials relating to all or any such property.

                  Kylan means Kylan Industries, Inc.

                  Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

                  Landlord's Waiver shall mean that certain Landlord's Waiver, dated July 21, 1998, made by Carl Massaro in favor of the Agent for the benefit of the Banks.

                  Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

                  L/C Fee Payment Date shall mean each September 30, December 31, March 31 and June 30 of each year.

                  Leasehold Mortgage shall mean each Leasehold Mortgage to be executed and delivered by any Loan Party, as the same may be amended, supplemented or otherwise modified from time to time.

                  Letter of Credit shall have the meaning assigned to that term in Section 2.9.1.

                  Letter of Credit Borrowing shall mean an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made and shall not have been converted into a Revolving Credit Loan under Section 2.9.3.2.

                  Letter of Credit Fee shall mean the fees referred to in
Section 2.9.2.

                  Letters of Credit Outstanding shall mean at any time the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and
(ii) the aggregate amount of all unpaid and outstanding Reimbursement
Obligations.

                  Leverage Ratio shall mean the ratio of (x) the sum of the Borrower's consolidated Indebtedness, excluding the Notes (as defined in the Ranor Purchase Agreement) to (y) EBITDA.

                  Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

                  LLC Interests shall have the meaning given to such term in
Section 6.1.3.

                  Loan Documents shall mean this Agreement, the Agent's Letter, the Amended and Restated Collateral Assignment of Lease, the Amended and Restated Subordination, Non-Disturbance and Attornment Agreement, the Assignments of Leases, the Guaranty Agreements, the Indemnity, the Landlord Waiver, the Intercompany Subordination Agreement, the Mortgages, the Notes, the Pledge Agreements, the Security Agreements and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

                  Loan Parties shall mean the Borrower and the Guarantors.

                  Loan Request shall have the meaning given to such term in
Section 2.5.

                  Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans and the Term Loans or any Revolving Credit Loan or any Term Loan.

                  Mandatory Prepayment Date shall have the meaning assigned to that term in Section 5.5.1.

                  Mandatory Prepayment of Excess Cash Flow shall have the meaning assigned to that term in Section 5.5.1.

                  Massaro/SAC Purchase Agreement shall mean the Stock Purchase Agreement, dated August 11, 1997, between Carl Massaro and Standard Automotive Corporation, as amended, modified or supplemented from time to time.

                  Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform its Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

                  Month, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

                  Mortgages shall mean, collectively, and Mortgage shall mean, separately:

                        (i) that certain Amended and Restated Mortgage and Security Agreement, dated of even date herewith, from R&S Truck Body Company, Inc. to the Agent for the benefit of the Banks;

                        (ii) that certain Amended and Restated Deed of Trust and Security Agreement, dated of even date herewith, from CPS Trailer Co. to the Trustee named therein for the benefit of the Agent on behalf of the Banks ;

                        (iii) that certain Amended and Restated Deed of Trust and Security Agreement, dated of even date herewith, from CPS Enterprises, Inc. to the Trustee named therein for the benefit of the Agent on behalf of the Banks;

                        (iv) that certain Open-End Mortgage and Security Agreement, from Ranor, Inc. to the Agent for the benefit of the Banks; and

                        (v) those certain mortgage and security agreements and deed of trust and security agreements which may be delivered by the Loan Parties to the Agent for the benefit of the Banks or to a trustee for the benefit of the Agent on behalf of the Banks.

                  Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

                  Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

                  Net Proceeds shall mean: (i) the aggregate cash consideration received by the Borrower or a Subsidiary in connection with any transaction referred to in Section 5.5.2 or Section 5.5.3 less (ii) the expenses (including out-of-pocket expenses) incurred by the Borrower or such Subsidiary in connection with such transaction and the amount of any federal and state taxes incurred in connection with such transaction, in each case as certified by an Authorized Officer to the Agent at the time of such transaction.

                  Noray means Noray Resources, Inc.

                  Notes shall mean, collectively, the Revolving Credit Notes and the Term Notes.

                  Notices shall have the meaning assigned to that term in
Section 11.6.

                  Obligation shall mean any obligation or liability of any of the Loan Parties to the Agent or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Agent's Letter or any other Loan Document.

                  Official Body shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  Participation Advance shall mean, with respect to any Bank, such Bank's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.9.3.

                  Partnership Interests shall have the meaning given to such term in Section 6.1.3.

                  PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                  Permitted Investments shall mean:

                        (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

                        (ii) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings generally obtainable from either Standard & Poor's or Moody's Investors Service, Inc.;

                        (iii) commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor's or P-1 by Moody's Investors Service, Inc. on the date of acquisition; and

                        (iv) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition.

                  Permitted Liens shall mean:

                        (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

                        (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                        (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                        (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                        (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                        (vi) Liens, security interests and mortgages in favor of the Agent for the benefit of the Banks;

                        (vii) Liens on property leased by any Loan Party or Subsidiary of a Loan Party under capital and operating leases permitted in
Section 8.2.15 securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

                        (viii) Any Lien existing on the date of this Agreement and described on Schedule 1.1(P) to the Existing Credit Agreement, provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

                        (ix) Purchase Money Security Interests, provided that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests shall not exceed $250,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on
Schedule 1.1(P));

                        (x) The Lien granted to Summit Bank on the Municipal Bond Stafford Township Board of Education Coupon due September 1, 2001, as evidenced by UCC filing #1838942; and

                        (xi) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan
Documents:

                  (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                  (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or

                  (3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens.

                  (4) Liens resulting from final judgments or orders described in Section 9.1.6.

                  Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                  Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or
(ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

                  Pledge Agreement shall mean each Pledge Agreement executed and delivered by each of the Borrower, Barclay, Haile, Wyner, CCC, Noray, Clayfort, Kylan and Cabore to the Agent for the benefit of the Banks, together with any amendments thereto.

                  Pledged Collateral shall mean the property of the Loan Parties in which security interests are to be granted under the Pledge Agreements.

                  PNC Bank shall mean PNC Bank, National Association, its successors and assigns.

                  Potential Default shall mean any event or condition which with notice, passage of time or a determination by the Agent or the Required Banks, or any combination of the foregoing, would constitute an Event of Default.

                  Principal Office shall mean the main banking office of the Agent in East Brunswick, New Jersey.

                  Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the UCC Collateral and the Pledged Collateral which is subject only to Liens for taxes not yet due and payable to the extent such prospective tax payments are given priority by statute or Purchase Money Security Interests as permitted hereunder.

                  Proforma Statement shall have the meaning ascribed to that term in Section 6.1.9(b)(i).

                  Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

                  Property shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

                  Purchase Agreements shall mean the Barclay/SAC Purchase Agreement, the R&S Purchase Agreement, the Massaro/SAC Purchase Agreement and the Ranor Purchase Agreement.

                  Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

                  Purchaser shall have the meaning assigned to such term in the recitals.

                  Purchasers shall have the meaning assigned to such term in the recitals.

                  Purchasing Bank shall mean a Bank which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

                  Qualified Account shall mean any Account which the Banks (other than ING Barings), in their sole discretion, determine to have met all of the following minimum requirements:

                  (i) The Account represents a complete bona fide transaction for goods sold and delivered or services rendered (but excluding any amount in the nature of a service charge added to the amount due on an invoice because the invoice has not been paid when due) which requires no further act under any circumstances on the part of the Loan Parties to make such Account payable by the Account Debtor; and the Account arises from an arm's length transaction in the ordinary course of the Loan Parties' business between a Loan Party and an Account Debtor which is not an Affiliate, officer, or employee of a Loan Party, or a member of the family of an Affiliate, officer, or employee of a Loan Party;

                  (ii) The Account shall not (a) be delinquent more than ninety
(90) days past the original invoice date and is not subject to "dating" terms, or (b) be payable by an Account Debtor (1) more than fifty percent (50%) of whose Accounts are delinquent more than ninety (90) days from the date of the original invoice therefor, or (2) whose Accounts constitute, in the Banks' determination, an unduly high percentage of the aggregate amount of all outstanding Accounts;

                  (iii) The goods the sale of which gave rise to the Account were shipped or delivered or provided to the Account Debtor on an absolute sale basis and not on a bill-and-hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale-or-return basis, or on the basis of any other similar understanding, and no part of such goods has been returned or rejected;

                  (iv) The Account is not evidenced by chattel paper or an instrument of any kind;

                  (v) The Account Debtor with respect to the Account (a) is not insolvent, (b) is not the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might have a materially adverse effect on its business, and (c) is not, in the sole discretion of the Banks, deemed ineligible for credit for other reasons (including, without limitation, unsatisfactory past experience of a Loan Party or the Banks with the Account Debtor or unsatisfactory reputation of the Account Debtor);

                  (vi) (a) The Account Debtor is not located outside of the continental United States of America, or (b) if the Account Debtor is located outside of the continental United States, the Account is supported by letters of credit or FCIA insurance deemed adequate and acceptable by the Banks;

                  (vii) (a) The Account Debtor shall not be a foreign Governmental Authority and (b) if the Account is an Account a security interest in which would be subject to the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727 et seq.), then the Federal Assignment of Claims Act (or applicable similar legislation) has been fully complied with so as to validly perfect the Banks' prior security interest to the Banks' satisfaction;

                  (viii) The Account is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not pursuant to any progress billing or warranty billing arrangement or subject to any dispute, condition, contingency, offset, recoupment, reduction, claim for credit, allowance, adjustment, counterclaim or defense on the part of such Account Debtor, and no facts exist which may provide a basis for any of the foregoing in the present or future;

                  (ix) The Account is not subject to any Lien, claim, encumbrance or security interest whatsoever other than Permitted Liens;

                  (x) The Account is evidenced by an invoice or other documentation in form acceptable to the Banks and arises from a contract which is in form and substance satisfactory to the Banks;

                  (xi) Accounts with respect to which the Account Debtor is located in any state (including, without limitation, New Jersey, Minnesota and Indiana) denying creditor's access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless a Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year;

                  (xii) The Account is not subject to any provision prohibiting its assignment or requiring notice of or consent to such assignment;

                  (xiii) The goods giving rise to the Account were not, at the time of sale thereof, subject to any Lien or encumbrance except the Banks' prior security interest;

                  (xiv) The Account is payable in freely transferable United States Dollars;

                  (xv) The Account is not, or should not be, disqualified for any other reason generally accepted in the commercial finance business; and

                  (xvi) The Account is not owing by an Account Debtor to the extent its obligations to a Loan Party exceed 40% of all Qualified Accounts unless such excess is supported by letters of credit or FCIA insurance deemed adequate and acceptable by the Banks or owing by an Account Debtor unacceptable to the Banks in their sole discretion.

In addition to the foregoing requirements, Accounts of any Account Debtor which are otherwise qualified shall be reduced to the extent of any "contra" accounts or accounts payable (including, without limitation, the Banks' good faith estimate of any contingent liabilities) by a Loan Party to such Account Debtor, provided that the Banks, in their sole discretion, may determine that none of the Accounts in respect to such Account Debtor shall be Qualified Accounts in the event that such contra accounts or accounts payable represent an unreasonably large amount owing to such Account Debtor. In addition, the Banks may in their sole discretion exclude Accounts owing to one or more particular Account Debtors based on the creditworthiness or other characteristics of such Account Debtor.

                  Qualified Inventory shall mean any Inventory which the Banks (other than ING Barings), in their sole discretion, determines to have met all of the following minimum requirements:

                  (i) the Inventory is either (a) finished goods, (b) completed components or (c) raw materials other than shipping and packing supplies and racking, but excluding in all cases any work in process and any goods which have been shipped, delivered, provided to, purchased or sold by a Loan Party on a bill-and-hold sale, consignment sale (except to the extent such Inventory is the subject of an enforceable consignment agreement with the consignee protecting a Loan Party's exclusive rights in such Inventory and with respect to which there are filed UCC-1 financing statements providing notice of such Loan Party's interests therein), guaranteed sale, or sale-or-return basis, or any other similar basis or understanding other than an absolute sale;

                  (ii) the Inventory is of new, good and merchantable quality and which is of a type which has been purchased by a Loan Party within the prior twelve (12) months;

                  (iii) the Inventory is not stored with a bailee, warehouseman, or similar party unless the Banks have given their prior written consent and a Loan Party has caused such bailee, warehouseman, consignee or similar party to issue and deliver to the Banks, in form and substance acceptable to the Banks, warehouse receipts or similar type of documentation therefor in the Banks' name;

                  (iv) the Inventory is intended for sale or lease by a Loan Party in the ordinary course of business at regular prices;

                  (v) the Inventory is otherwise acceptable to the Banks in their sole discretion;

                  (vi) the Inventory is not subject to any Lien, claim, encumbrance or security interest whatsoever other than Permitted Liens;

                  (vii) the Inventory has not been manufactured in violation of any federal minimum wage or overtime laws, including, without limitation, the Fair Labor Standards Act, 29 U.S.C. ss. 215(a)(1); and

                  (viii) the Inventory is not located outside of the United States.

                  Ranor Purchase Agreement shall have the meaning set forth in the recitals hereto.

                  Ratable Share shall mean, with respect to the Revolving Credit Commitment, Term Loan A Commitment or Term Loan B Commitment, the proportion that a Bank's Revolving Credit Commitment, Term Loan A Commitment or Term Loan B Commitment, respectively, bears to the Revolving Credit Commitment, Term Loan A Commitment or Term Loan B Commitment, respectively, of all of the Banks.

                  Real Property shall mean the real estate owned by Ranor, which is located in the State of Massachusetts and which shall be encumbered by a Mortgage and any other property owned by a Loan Party which shall be encumbered by a Mortgage or Leasehold Mortgage.

                  Redemption Note shall mean the $3,401,905.00 aggregate original principal amount of Redemption Note issued by Ajax in favor of Carl Massaro, dated January 27, 1998.

                  Regulated Substances shall mean any substance, including any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products, coproducts, impurities, dust, scrap, heavy metals, defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Official Body, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

                  Regulation U shall mean Regulation G, T, U or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                  Reimbursement Obligation shall have the meaning assigned to such term in Section 2.9.3.2.

                  Reportable Event shall mean a reportable event described in
Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

                  Required Banks shall mean

                        (i) if there are no Loans, Reimbursement Obligations or Letter of Credit Borrowings outstanding, Banks whose Commitments aggregate at least 66 2/3% of the Commitments of all of the Banks, or

                        (ii) if there are Loans, Reimbursement Obligations, or Letter of Credit Borrowings outstanding, any Bank or group of Banks if the sum of the Loans, Reimbursement Obligations and Letter of Credit Borrowings of such Banks then outstanding aggregates at least 66 2/3% of the total principal amount of all of the Loans , Reimbursement Obligations and Letter of Credit Borrowings then outstanding. Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the Agent and not a participating Bank if such Bank has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Bank to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

                  Revolving Credit Base Rate Option shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(i).

                  Revolving Credit Commitment shall mean, as to any Bank the amount initially set forth opposite its name on Schedule 1.1 (B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on
Schedule 1 to the most recent Assignment and Assumption Agreement, and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Banks.

                  Revolving Credit Euro-Rate Option shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(ii).

                  Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Banks or one of the Banks to the Borrower pursuant to
Section 2.1 or 2.9.3.

                  Revolving Credit Notes shall mean collectively and Revolving Credit Note shall mean separately all the Revolving Credit Notes of the Borrower in the form of Exhibit 1.1(R) evidencing the Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                  Revolving Facility Usage shall mean at any time the sum of the Revolving Credit Loans outstanding and the Letters of Credit Outstanding.

                  R&S shall mean R&S Truck Body Company, Inc.

                  Section 20 Subsidiary shall mean the Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

                  Security Agreement shall mean the Security Agreement executed and delivered by each of the Borrower, Barclay, Ajax Manufacturing, CPS Enterprises, R&S and CPS Trailer, Haile, Wyner, CCC, Ranor, Noray, Clayfort, Kylan, Cabore, Denore and Mecox to the Agent for the benefit of the Banks, together with any amendments thereto.

                  Security Documents means each of the Security Agreements, the Pledge Agreements, the Landlord Waiver, and any other documents utilized to pledge as Collateral for the Obligations any property or assets of whatever kind or nature.

                  Seller shall have the meaning assigned to such term in the recitals.

                  Sellers shall have the meaning assigned to such term in the Recitals.

                  Shareholders shall have the meaning assigned to such term in the recitals.

                  Shares shall have the meaning assigned to that term in Section 6.1.2.

                  Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  Standby Letter of Credit shall mean a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the ordinary course of business.

                  Subsidiary of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

                  Subsidiary Shares shall have the meaning assigned to that term in Section 6.1.3.

                  Syndications Period shall mean the period between the Closing Date and the date which is ninety (90) days after the Closing Date.

                  Term Loan shall mean either a Term Loan A Loan, a Term Loan A-1 Loan or a Term Loan B Loan.

                  Term Loan A Loan shall have the meaning assigned to that term in Section 3.1.

                  Term Loan A Loans shall mean collectively all of the Term Loan A Loans.

                  Term Loan A-1 Loan shall have the meaning assigned to that term in Section 3.1.

                  Term Loan A-1 Loans shall mean collectively all of the Term Loan A-1 Loans.

                  Term Loan B Loan shall have the meaning assigned to that term in Section 3.1.

                  Term Loan B Loans shall mean collectively all of the Term Loan B Loans.

                  Term Loan Base Rate Option shall mean the option of the Borrower to have Term Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.2(i).

                  Term Loan A Commitment shall mean, as to any Bank the amount initially set forth opposite its name on Schedule 1.1(B) in the columns labeled "Amount of Commitment for Term Loan A," and Term Loan A-1 Commitment shall mean, as to any Bank the amount initially set forth opposite its name on Schedule 1.1(B) in the columns labeled "Amount of Commitment for Term Loan A-1" and thereafter on Schedule 1 to the most recent Assignment and Assumption Agreement, and Term Loan A Commitments shall mean the aggregate Term Loan A Commitments and Term Loan A-1 Commitments of all of the Banks.

                  Term Loan B Commitment shall mean, as to any Bank the amount initially set forth opposite its name on Schedule 1.1(B) in the columns labeled "Amount of Commitment for Term Loan B," and thereafter on Schedule 1 to the most recent Assignment and Assumption Agreement, and Term Loan B Commitments shall mean the aggregate Term Loan B Commitments of all of the Banks.

                  Term Loan Euro-Rate Option shall mean the option of the Borrower to have Term Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.2(ii).

                  Term Loan A Maturity Date shall have the meaning given to such term in Section 3.3.

                  Term Loan A-1 Maturity Date shall have the meaning given to such term in Section 3.3.

                  Term Loan B Maturity Date shall have the meaning given to such term in Section 3.3.

                  Term Loans shall mean collectively all of the Term Loans.

                  Term Notes shall mean collectively and Term Note shall mean separately all of the Term Notes of the Borrower in the form of Exhibits 1.1(T-1), 1.1(T-2) and 1.1(T-3) evidencing the Term Loans together with all amendments, extensions, renewals, replacements, refinancings or refunds thereof in whole or in part.

                  Transaction shall have the meaning set forth in the recitals.

                  Transferor Bank shall mean the selling Bank pursuant to an Assignment and Assumption Agreement.

                  UCC Collateral shall mean the property of the Loan Parties in which security interests are to be granted under the Security Agreement.

                  Uniform Commercial Code shall have the meaning assigned to that term in Section 6.1.16.

                  Wholly Owned Subsidiary of any Person means any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' or nominees' qualifying shares or shares of capital stock required to be owned by foreign nationals under applicable law, is owned directly or indirectly by such Person.

                  Wyner means Wyner Industries, Inc.

                  Year 2000 Problem shall have the meaning assigned to that term in Section 6.1.27.

            1.2 Construction.

            Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

                  1.2.1 Number; Inclusion.

                  references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

                  1.2.2 Determination.

                  references to "determination" of or by the Agent or the Banks shall be deemed to include good-faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

                  1.2.3 Documents Taken as a Whole.

                  the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

                  1.2.4 Headings.

                  the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

                  1.2.5 Implied References to this Agreement.

                  article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

                  1.2.6 Persons.

                  reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

                  1.2.7 Modifications to Documents.

                  reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

                  1.2.8 From, To and Through.

                  relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

                  1.2.9 Shall; Will.

                  references to "shall" and "will" are intended to have the same meaning.

            1.3 Accounting Principles.

            Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in

Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the annual statements referred to in Section 6.1.9(i) [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in Section 8.2 based upon the Borrower's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrower's financial statements at that time.

                  2. REVOLVING CREDIT FACILITY

            2.1 Revolving Credit Commitments.

            Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date provided that after giving effect to such Loan the aggregate amount of Loans from such Bank shall not exceed (x) the lesser of (i) such Bank's Revolving Credit Commitment or (ii) such Bank's Ratable Share of the Borrowing Base minus (y) such Bank's Ratable Share of the Letters of Credit Outstanding. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1. Notwithstanding anything to the contrary herein, the Banks may, in their sole discretion at any time hereafter, decrease the ratio of their advances against Qualified Inventory and Qualified Accounts, or increase the level of any reserves, or create or maintain such other reserves, as the Banks may deem necessary or appropriate. Any such change shall become effective immediately for the purpose of calculating new advances hereunder.

            2.2 Voluntary Reduction of Commitment.

            The Borrowers shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Agent to permanently reduce, in a minimum amount of $1,000,000 and whole multiples of $100,000 of principal, or terminate the Commitment, without penalty or premium except as hereinafter set forth, provided that any such reduction or termination shall be accompanied by prepayment of the Notes, together with the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.6.2 hereof), to the extent that the aggregate amount thereof then outstanding exceeds the Commitment as so reduced or terminated.

            2.3 Nature of Banks' Obligations with Respect to Revolving Credit
                Loans.

            Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Revolving Credit Loan Requests] in accordance with its Ratable Share. The aggregate of each Bank's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable

Share of the Letter of Credit Outstandings. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

            2.4 Commitment Fees.

            Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the "Commitment Fee") equal to (x) the percentage per annum determined in reference to the Borrower's Leverage Ratio according to the table set forth below (computed on the basis of a year of 360 days and actual days elapsed) multiplied by (y) the average daily difference between the amount of (i) such Bank's Revolving Credit Commitment as the same may be constituted from time to time and (ii) the sum of such Bank's Revolving Credit Loans outstanding plus its Ratable Share of Letters of Credit Outstanding. Commitment Fees shall be at "Level IV" in the following table until delivery of the financial statements due pursuant to Section 8.3.2 [Quarterly Financial Statements] for the period ending December 31, 1999. Thereafter, Commitment Fees shall change on the day financial statements are due to be delivered pursuant to Sections 8.3.2 [Quarterly Financial Statements] and 8.3.3 [Annual Financial Statements] and if information necessary to make such determination is not timely delivered pursuant to such sections, the "Commitment Fee Percentage" in the following table shall be at "Level IV" until such information is delivered.

                           COMMITMENT FEE PERCENTAGE
    ----------------------------------------------------------------
     Level              Leverage Ratio             Commitment Fee
                                                   Percentage (%)
              ------------------------------------------------------
       I      less than or equal to 2.00-to-1.0              .375

       II     greater than 2.00-to-1.0 but less               .50
              than or equal to 2.50-to-1.0

      III     greater than 2.50-to-1.0 but less               .50
              than or equal to 3.00 to 1

       IV     greater than 3.00-to-1.0                        .50
    ----------------------------------------------------------------

All Commitment Fees shall be payable in arrears on the first Business Day of each October, January, April and July after the date hereof and on the Expiration Date or upon acceleration of the Notes.

            2.4A Revolving Credit Amendment Fees.

            The Borrower agrees to pay on the Closing Date to the Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment, nonrefundable amendment fees, as more particularly described on
Schedule 2.4.

            2.5 Revolving Credit Loan Requests.

            Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Banks to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or Term Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Agent, not later than 10:00 a.m., Eastern time, (i) three
(3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans; and (ii) on the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit
2.5 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Loan Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, which shall be in integral multiples of $100,000 and not less than $2,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $100,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies;
(iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.

            2.6 Making Revolving Credit Loans.

            The Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests], notify the Banks of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Banks of such Revolving Credit Loans as determined by the Agent in accordance with
Section 2.2 [Nature of Banks' Obligations]. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to Section 7.2 [Each Additional Loan], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Eastern time, on the applicable Borrowing Date, provided that if any Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in
Section 10.16 [Availability of Funds].

            2.7 Revolving Credit Notes.

            The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Revolving Credit Note dated the Closing Date payable to the order of such Bank in a face amount equal to the Revolving Credit Commitment of such Bank.

            2.8 Use of Proceeds.

            The proceeds of the Revolving Credit Loans shall be used in accordance with Section 8.1.10 [Use of Proceeds].

            2.9 Letter of Credit Subfacility.

                  2.9.1 Issuance of Letters of Credit.

                  Borrower may request the issuance of a letter of credit (each a "Letter of Credit") on behalf of itself or another Loan Party by delivering to the Agent a completed application and agreement for letters of credit in such form as the Agent may specify from time to time by no later than 10:00 a.m., Eastern time, at least three (3) Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance. Each Letter of Credit shall be either a Commercial Letter of Credit or a Standby Letter of Credit. Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Section 2.9, the Agent will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than ten (10) Business Days prior to the Expiration Date and providing that in no event shall (i) the Letters of Credit Outstanding exceed, at any one time, $2,000,000 or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments.

                  2.9.2 Letter of Credit Fees.

                  (a) The Borrower shall pay to the Agent a fronting fee with respect to each Letter of Credit in an amount equal to .125% of the face amount of such Letter of Credit. Such fronting fee shall be payable in advance on the date of issuance of each Letter of Credit and shall be nonrefundable.

                  (b) The Borrower shall pay to the Agent, for the ratable account of the Banks, a letter of credit commission with respect to each Standby Letter of Credit, computed for the period from the date of such payment to the date upon which the next such payment is due hereunder at the rate equal to the Applicable Margin for Eurodollar Loans then in effect, calculated on the basis of the actual days elapsed over a 360 day year, of the aggregate amount available to be drawn under such Standby Letter of Credit on the date on which such fee is calculated. Such commissions shall be payable in advance on the date of issuance of each Standby Letter of Credit and on each L/C Fee Payment Date to occur thereafter and shall be nonrefundable.

                  (c) In addition, the Borrower shall pay to the Agent for the Agent's sole account the Agent's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

                  2.9.3 Disbursements, Reimbursement.

                        2.9.3.1 Immediately upon the Issuance of each Letter of Credit, each Bank with a Revolving Credit Commitment shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Bank's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

                        2.9.3.2 In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Agent will promptly notify the Borrower. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Agent shall sometimes be referred to as a "Reimbursement Obligation") the Agent prior to 12:00 noon, Eastern time on each date that an amount is paid by the Agent under any Letter of Credit (each such date, an "Drawing Date") in an amount equal to the amount so paid by the Agent. In the event the Borrower fails to reimburse the Agent for the full amount of any drawing under any Letter of Credit by 12:00 noon, Eastern time, on the Drawing Date, the Agent will promptly notify each Bank thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Banks under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Additional Loan] other than any notice requirements. Any notice given by the Agent pursuant to this Section 2.9.3.2 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                        2.9.3.3 Each Bank shall upon any notice pursuant to
Section 2.9.3.2 make available to the Agent an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Banks shall (subject to Section 2.9.3.4) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount. If any Bank so notified fails to make available to the Agent for the account of the Agent the amount of such Bank's Ratable Share of such amount by no later than 2:00 p.m., Eastern time on the Drawing Date, then interest shall accrue on such Bank's obligation to make such payment, from the Drawing Date to the date on which such Bank makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option on and after the fourth day following the Drawing Date. The Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Agent to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligation under this
Section 2.9.3.3.

                        2.9.3.4 With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.9.3.2 because of the Borrower's failure to satisfy the conditions set forth in Section 7.2 [Each Additional Loan] other than any notice requirements or for any other reason, the Borrower shall be deemed to have incurred from the Agent a Letter of Credit Borrowing in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Bank's payment to the Agent pursuant to Section 2.9.3.3 shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Participation Advance from such Bank in satisfaction of its participation obligation under this Section 2.9.3.

                  2.9.4 Repayment of Participation Advances.

                        2.9.4.1 Upon (and only upon) receipt by the Agent for its account of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Agent under the Letter of Credit with respect to which any Bank has made a Participation Advance to the Agent, or (ii) in payment of interest on such a payment made by the Agent under such a Letter of Credit, the Agent will pay to each Bank, in the same funds as those received by the Agent, the amount of such Bank's Ratable Share of such funds, except the Agent shall retain the amount of the Ratable Share of such funds of any Bank that did not make a Participation Advance in respect of such payment by Agent.

                        2.9.4.2 If the Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Loan Party to the Agent pursuant to Section 2.9.4.1 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent the amount of its Ratable Share of any amounts so returned by the Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

                  2.9.5 Documentation.

                  Each Loan Party agrees to be bound by the terms of the Agent's application and agreement for letters of credit and the Agent's written regulations and customary practices relating to letters of credit, though such interpretation may be different from the such Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

                  2.9.6 Determinations to Honor Drawing Requests.

                  In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

                  2.9.7 Nature of Participation and Reimbursement Obligations.

                  The Obligations of the Borrower to reimburse the Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

                        (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Agent, the Borrower or any other Person for any reason whatsoever;

                        (ii) the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1 [Revolving Credit Commitments], 2.5 [Revolving Credit Loan Requests], 2.6 [Making Revolving Credit Loans] or 7.2 [Each Additional Loan] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Banks to make Participation Advances under Section 2.9.3;

                        (iii) any lack of validity or enforceability of any Letter of Credit;

                        (iv) the existence of any claim, set-off, defense or other right which any Loan Party or any Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Agent or any Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

                        (v) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                        (vi) payment by the Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                        (vii) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

                        (viii) any breach of this Agreement or any other Loan Document by any party thereto;

                        (ix) the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

                        (x) the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

                        (xi) the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

                        (xii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

                  2.9.8 Indemnity.

                  In addition to amounts payable as provided in Section 10.5 [Reimbursement of Agent by Borrower, Etc.], the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Agent as determined by a final judgment of a court of competent jurisdiction or
(B) subject to the following clause (ii), the wrongful dishonor by the Agent of a proper demand for payment made under any Letter of Credit, or (ii) the failure of the Agent to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

                  2.9.9 Liability for Acts and Omissions.

                  As between any Loan Party and the Agent, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's rights or powers hereunder. Nothing in the preceding sentence shall relieve the Agent from liability for the Agent's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.

                  In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Agent under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Agent under any resulting liability to the Borrower or any Bank.

            2.10 Extension by Banks of the Expiration Date.

                  2.10.1 Requests; Approval by All Banks.

                  Upon or promptly after delivery by the Borrower of the annual financial statements to be provided under Section 8.3.3 [Annual Financial Statements] for the fiscal year ending March 31, 2000 or any subsequent fiscal year, the Borrower may request a one-year extension of the Expiration Date, for a maximum extension period of two years, by written notice to the Banks, and the Banks agree to respond to the Borrower's request for an extension by the later of sixty (60) days following receipt of the request; provided, however, that (i) the failure of any Bank to respond within such time period shall not in any manner constitute an agreement by such Bank to extend the Expiration Date and
(ii) in no event shall the Expiration Date be extended beyond June 30, 2004. If all Banks elect to extend, the Expiration Date shall be extended for a period of one year. If one or more Banks decline to extend or do not respond to Borrower's request, the provisions of Section 2.10.2 shall apply.

                  2.10.2 Approval by Required Banks.

                  In the event that one or more Banks do not agree to extend the Expiration Date or do not respond to Borrower's request for an extension within the time required under Section 2.10.1 (each a "Bank to be Terminated"), but the Required Banks agree to such extension within such time, then the Banks which have agreed to such extension within the time required under Section 2.10.1 (each an "Extending Bank") may, with the prior written approval of the Borrower and the Agent, arrange to have one or more other banks (each an "Assignee Bank") purchase all of the outstanding Loans, if any, of the Bank to be Terminated and succeed to and assume the Commitments and all other rights, interests and obligations of the Bank to be Terminated under this Agreement and the other Loan Documents. Any such purchase and assumption shall be (1) pursuant to an Assignment and Assumption Agreement, (2) subject to and in accordance with
Section 11.11 [Successors and Assigns], and (3) effective on the last day of the Interest Period if any Loans are outstanding under the Euro-Rate Option. The Borrower shall pay all amounts due and payable to the Bank to be Terminated on the effective date of such Assignment and Assumption Agreement. In the event that the Agent shall become a Bank to be Terminated, the provisions of this
Section 2.10 shall be subject to Section 10.14 [Successor

Agent]. In the event that the Loans and Commitments of a Bank to be Terminated are not fully assigned and assumed pursuant to Section 2.10.2, then the Expiration Date shall not be extended for any Bank.

                  3. TERM LOANS

            3.1 Term Loan Commitments.

            Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Bank severally agrees to make a term loan to the Borrower on the Closing Date in such principal amount as the Borrower shall request up to, but not exceeding, such Bank's Term Loan A Commitment, Term Loan A-1 Commitment or Term Loan B Commitment (each such Term Loan being referred to herein as a "Term Loan A Loan", "Term Loan A-1 Loan" or a "Term Loan B Loan", as the case may be).

            3.2 Nature of Banks' Obligations with Respect to Term Loans.

            Schedule 1 hereto contains an allocation for each Bank of (i) the amount of its Commitment representing its Term Loan A Commitment, (ii) the amount of its Commitment representing its Term Loan A-1 Commitment and (iii) the amount of its Commitment representing its Term Loan B Commitment. The Loan Parties, the Agent and the Banks have approved all such allocations. The failure of any Bank to make a Term Loan shall not relieve any other Bank of its obligations to make a Term Loan nor shall it impose any additional liability on any other Bank hereunder. The Banks shall have no obligation to make Term Loans hereunder after the Closing Date. The Term Loan Commitments are not revolving credit commitments, and the Borrower shall not have the right to borrow, repay and reborrow under Section 3.1 [Term Loan Commitments].

            3.3 Maturity

            The Term Loan A Loan's shall be repaid in their entirety, together with all interest accrued thereon on June 30, 2004 (the "Term Loan A Maturity Date"), unless due earlier by acceleration, prepayment or otherwise.

            The Term Loan A-1 Loan's shall be repaid in their entirety, together with all interest accrued thereon on June 30, 2004 (the "Term Loan A-1 Maturity Date"), unless due earlier by acceleration, prepayment or otherwise.

            The Term Loan B Loan's shall be repaid in their entirety, together with all interest accrued thereon on June 14, 2005 (the "Term Loan B Maturity Date"), unless due earlier by acceleration, prepayment or otherwise.

            3.4 Term Loan Notes.

            The Obligation of the Borrower to repay the unpaid principal amount of the Term Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Term Note dated the Closing Date payable to the order of each Bank in a face amount equal to the Term

Loan of such Bank. Each Term Note shall (a) be dated the Closing Date, (b) be stated to mature in installments in amounts equal to such Bank's Ratable Share of the Term Loan Commitment of the amounts, and payable on the dates, set forth on Schedule 2.2(A), Schedule 2.2(A-1) and Schedule 2.2(B), as the case may be, and (c) bear interest for the period from the date thereof on the unpaid principal amount thereof at the applicable interest rates per annum specified in
Section 4. Interest on the Term Notes shall be payable on the dates specified in
Section 5.3.

            3.5 Use of Proceeds.

            The proceeds of the Term Loans shall be used in accordance with
Section 8.1.10 [Use of Proceeds].

            3.6 Term Loan Amendment Fees.

            The Borrower agrees to pay on the Closing Date to the Agent for the account of each Bank, as consideration for such Bank's Term Loan A Commitment, Term Loan A-1 Commitment and Term Loan B Commitment, as applicable, nonrefundable amendment fees, as more particularly described on Schedule 2.4.

                  4. INTEREST RATES

            4.1 Interest Rate Options.

            The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than five (5) Borrowing Tranches in the aggregate among all of the Loans. If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate.

                  4.1.1 Revolving Credit Interest Rate Options.

                  The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

                        (i) Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                        (ii) Revolving Credit Euro-Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

                  4.1.2 Term Loan Interest Rate Options.

                  The Borrower shall have the right to select from the following Interest Rate Options applicable to the Term Loans:

                        (i) Term Loan Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                        (ii) Term Loan Euro-Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

                  4.1.3 Rate Quotations.

                  The Borrower may call the Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

            4.2 Interest Periods.

            At any time when the Borrower shall select, convert to or renew a Euro-Rate Option, the Borrower shall notify the Agent thereof at least three (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall specify an interest period (the "Interest Period") during which such Interest Rate Option shall apply, such Interest Period to be (i) one Month if Borrower selects the Euro-Rate Option during the Syndications Period and (ii) one, two, three or six Months if Borrower selects the Euro-Rate Option after the Syndications Period has ended. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

                  4.2.1 Ending Date and Business Day.

                  any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  4.2.2 Amount of Borrowing Tranche.

                  each Borrowing Tranche of Euro-Rate Loans shall be in integral multiples of $100,000 and not less than $2,000,000;

                  4.2.3 Termination Before Expiration Date.

                  the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date; and

                  4.2.4 Renewals.

                  in the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

            4.3 Interest After Default.

            To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

                  4.3.1 Interest Rate, Other Obligations.

                  the rate of interest for each Loan otherwise applicable pursuant to 4.1 [Interest Rate Options] shall be increased by 2.0% per annum and each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Base Rate Option or Term Loan Base Rate Option, as the case may be, plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full.

                  4.3.2 Acknowledgment.

                  The Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Agent.

            4.4 Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

                  4.4.1 Unascertainable.

                  If on any date on which a Euro-Rate would otherwise be determined, the Agent shall have determined that:

                        (i) adequate and reasonable means do not exist for ascertaining such Euro-Rate, or

                        (ii) a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the Euro-Rate, the Agent shall have the rights specified in Section 4.4.3.

                  4.4.2 Illegality; Increased Costs; Deposits Not Available.

                  If at any time any Bank shall have determined that:

                        (i) the making, maintenance or funding of any Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                        (ii) such Euro-Rate Option will not adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan, or

                        (iii) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan to which a Euro-Rate Option applies, respectively, are not available to such Bank with respect to such Loan, in the London interbank market, then the Agent shall have the rights specified in Section 4.4.3.

                  4.4.3 Agent's and Bank's Rights.

                  In the case of any event specified in Section 4.4.1 above, the Agent shall promptly so notify the Banks and the Borrower thereof, and in the case of an event specified in Section 4.4.2 above, such Bank shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrower to select, convert to or renew a Euro-Rate Option shall be suspended until the Agent shall have later notified the Borrower, or such Bank shall have later notified the Agent, of the Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under Section 4.4.1 and the Borrower has previously notified the Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Bank notifies the Agent of a determination under Section 4.4.2, the Borrower shall, subject to the Borrower's indemnification Obligations under Section 5.6.2 [Indemnity], as to any Loan of the Bank to which a Euro-Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with
Section 5.4 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

            4.5 Selection of Interest Rate Options.

            If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Revolving Credit Base Rate Option or Term Loan Base Rate Option, as applicable, commencing upon the last day of the existing Interest Period.

                  5. PAYMENTS

            5.1 Payments.

            All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Agent's Fee, closing fees or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m., Eastern time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the ratable accounts of the Banks with respect to the Loans in U.S. Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds, provided that in the event payments are received by 11:00 a.m., Eastern time, by the Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

            5.2 Pro Rata Treatment of Banks.

            Each borrowing shall be allocated to each Bank according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees, Letter of Credit Fees, closing fees, or other fees (except for the Agent's Fee) or amounts due from the Borrower hereunder to the Banks with respect to the Loans, shall (except as provided in Section 4.4.3 [Agent's and Bank's Rights] in the case of an event specified in
Section 4.4 [Euro-Rate Unascertainable; Etc.], 5.4.2 [Replacement of a Bank] or
5.6 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Bank.

            5.3 Interest Payment Dates.

            Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on September 30, December 31, March 31 and June 30 of each year after the date hereof and on the Expiration Date or upon acceleration of the Notes. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 5.5 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

            5.4 Voluntary Prepayments.

                  5.4.1 Right to Prepay.

                  The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.4.2 below or in Section 5.6 [Additional Compensation in Certain Circumstances]):

                        (i) at any time with respect to any Loan to which the Base Rate Option applies,

                        (ii) on the last day of the applicable Interest Period with respect to Loans to which a Euro-Rate Option applies,

                        (iii) on the date specified in a notice by any Bank pursuant to Section 4.4 [Euro-Rate Unascertainable, Etc.] with respect to any Loan to which a Euro-Rate Option applies.

                  Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Agent and the Banks by 1:00 p.m. at least three (3) Business Days prior to the date of prepayment of Loans setting forth the following information:

                  (x) the date, which shall be a Business Day, on which the
            proposed prepayment is to be made;

                  (y) a statement indicating the application of the prepayment between the Revolving Credit Loans and the Term Loans in accordance with the terms hereof; and

                  (z) the total principal amount of such prepayment, which
            shall, in the case of Revolving Credit Loans, not be less than $1,000,000 and, in the case of Term Loans, not be less than $250,000.

                  All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. All Term Loan prepayments permitted pursuant to this Section 5.4.1 shall be applied to the unpaid installments of principal of the Term Loans prorata as between Term Loan A Loans, Term Loan A-1 Loans and Term Loan B Loans and prorata to all remaining payments, provided that if any holder of the Term Loan B Loans shall elect, by written notice to the Agent and the Borrower, to reject any portion of such proposed prepayment, the rejected portion of the proposed prepayment shall be applied first to the unpaid installments of principal of the Term Loan A Loans or the Term A-1 Loans, at the option of the Borrower, pro rata relative to the then remaining payments on such Term Loan A Loans, as applicable, until all the Term Loan A Loans and the Term Loan A-1 Loans have been paid in full, and second to the unpaid installments of principal of the Term Loan B Loans, pro rata, until paid in full. Except as provided in Section 4.4.3 [Agent's and Bank's rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied (i) first to Revolving Credit Loans, and then to the Term Loans on a pro-rata basis; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to Loans to which the Base Rate Option applies, then to Loans to which the Euro-Rate the Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under Section 5.6.2 [Indemnity].

                  5.4.2 Replacement of a Bank.

                  In the event any Bank (i) gives notice under Section 4.4 [Euro-Rate Unascertainable, Etc.] or Section 5.6.1 [Increased Costs, Etc.], (ii) does not fund Revolving Credit Loans because the making of such Loans would contravene any Law applicable to such Bank, (iii) does not approve any action as to which consent of the Required Banks is requested by the Borrower and obtained hereunder, or (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrower shall have the right at its option, with the consent of the Agent, which shall not be unreasonably withheld, to prepay the Loans of such Bank in whole, together with all interest accrued thereon, and terminate such Bank's Commitment within ninety (90) days after (w) receipt of such Bank's notice under Section 4.4 [Euro-Rate Unascertainable, Etc.] or 5.6.1 [Increased Costs, Etc.], (x) the date such Bank has failed to fund Revolving Credit Loans because the making of such Loans would contravene Law applicable to such Bank, (y) the date of obtaining the consent which such Bank has not approved, or (z) the date such Bank became subject to the control of an Official Body, as applicable; provided that the Borrower shall also pay to such Bank at the time of such prepayment any amounts required under
Section 5.6 [Additional Compensation in Certain Circumstances] and any accrued interest due on such amount and any related fees; provided, however, that the Commitment and any Term Loan of such Bank shall be provided by one or more of the remaining Banks or a replacement bank acceptable to the Agent; provided, further, the remaining Banks shall have no obligation hereunder to increase their Commitments. Notwithstanding the foregoing, the Agent may only be replaced subject to the requirements of Section 10.14 [Successor Agent] and provided that all Letters of Credit have expired or been terminated or replaced.

                  5.4.3 Change of Lending Office.

                  Each Bank agrees that upon the occurrence of any event giving rise to increased costs or other special payments under Section 4.4.2 [Illegality, Etc.] or 5.6.1 [Increased Costs, Etc.] with respect to such Bank, it will if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing is this Section
5.4.3 shall affect or postpone any of the Obligations of the Borrower or any other Loan Party or the rights of the Agent or any Bank provided in this Agreement.

            5.5 Mandatory Prepayments.

                  5.5.1 Excess Cash Flow.

                  Within five (5) Business Days of delivery of the Borrower's annual financial statements pursuant to Section 8.3.3 [Annual Financial Statements], but in any event no later than July 5 of each year during the term hereof (each, a "Mandatory Prepayment Date"), the Borrower shall make a mandatory prepayment of principal on the Term Loans equal to 75% of Excess Cash Flow for the immediately preceding fiscal year, beginning on July 1, 2000 and continuing on each July 1 thereafter for the immediately preceding fiscal year or portion thereof, together with accrued interest on such principal amount (each, a "Mandatory Prepayment of Excess Cash Flow") until the Loan Parties Leverage Ratio, calculated as of the Mandatory Prepayment Date for the fiscal year then ended, shall be less than 2.00 to 1 for such year of determination. At such time as the Loan Parties Leverage Ratio, determined in accordance with this
Section 5.5.1, is less than 2.00 to 1 for such year, mandatory prepayments of principal on the Term Loans shall equal 50% of Excess Cash Flow for the immediately preceding fiscal year or portion thereof, together with accrued interest on such principal amount. Each Mandatory Prepayment of Excess Cash Flow shall be applied to payment in full of the principal amount of the Term Loans by application to the unpaid installments of principal prorata (without giving effect to any voluntary prepayments made on any Term Loan A Loans during the preceding fiscal year) to all remaining payments. To the extent that a Mandatory Prepayment of Excess Cash Flow exceeds the outstanding principal amount of the Term Loans, such prepayment shall be limited to the amount necessary to prepay the Term Loans in full.

                  5.5.2 Sale of Assets.

                  (a) Within five (5) Business Days of any sale of assets authorized by Section 8.2.7(v) [Disposition of Assets or Subsidiaries] (including, without limitation, but subject to clause (b) of this Section 5.5.2, insurance proceeds paid as a result of any destruction, casualty or taking of any property of the Borrower or any Subsidiary and the proceeds of key man life insurance required by the terms hereof), the Borrower shall make a mandatory prepayment of principal on the Term Loan A Loans and the Term Loan B Loans equal to the Net Proceeds of such sale (as estimated in good faith by the Borrower), together with accrued interest on such principal amount. All prepayments pursuant to this Section 5.5.2 shall be applied to payment in full of the principal amount of the Term Loans by application to the unpaid installments of principal prorata to all remaining payments.

                  (b) Net Proceeds received by the Borrower or any Subsidiary as proceeds of insurance upon any destruction, casualty or taking with respect to any property of the Borrower or any Subsidiary need not be applied as set forth in clause (a) of this Section 5.5.2 to the extent that such Net Proceeds are applied to the repair, rebuilding or replacement of the property which was the subject of such destruction, casualty or taking within 60 days after the receipt of such Net Proceeds. If required by the Agent, such Net Proceeds shall be held in a special collateral account, subject to the sole dominion and control of the Agent and in a manner reasonably satisfactory to the Agent, as additional Collateral for the Obligations and the Subsidiaries Guarantee, until such time as it is to be applied to such repair, rebuilding or replacement.

                  5.5.3 Sale or Issuance of Debt or Equity Securities

                  Unless the Required Banks otherwise agree, the Borrower shall prepay the Loans and reduce the Commitments in an amount equal to (i) 100% of the Net Proceeds of any sale or issuance of debt securities, and 75% of the Net Proceeds of any sale or issuance of any equity securities in either case by the Borrower or any Subsidiary, whether in a public offering, a private placement or otherwise, in any such case no later than three Business Days following receipt by the Borrower or such Subsidiary of such proceeds, together with accrued interest to such date on the amount prepaid. Amounts prepaid pursuant to this
5.5.3 shall be applied first to the Term Loan A Loans and the Term Loan B Loans, pro rata, until paid in full, and second to the reduction of the Revolving Credit Commitments and the prepayment of the Revolving Credit Loans and/or cash collateralization of the Letters of Credit. Prepayments of installments of Term Loans shall be applied in the inverse order of maturity and such amounts so prepaid may not be reborrowed. Nothing in this Section 5.5.3 shall be construed to derogate any restriction or limitation contained in any Loan Document imposed on any transaction of the types described in this Section 5.5.3, including without limitation the restrictions set forth in Section 8.2.1, 8.2.6 and 8.2.7 hereof.

                  5.5.4 Application Among Interest Rate Options.

                  All prepayments required pursuant to this Section 5.5 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans subject to a Euro-Rate Option. In accordance with Section 5.6.2 [Indemnity], the Borrower shall indemnify the Banks for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Interest Period.

            5.6 Additional Compensation in Certain Circumstances.

                  5.6.1 Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc.

                  If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                        (i) subjects any Bank to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, Commitment Fees, or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income of such Bank),

                        (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

                        (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement which is not otherwise included in the determination of the Eurodollar Rate hereunder, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify the Borrower and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

                  5.6.2 Indemnity.

                  In addition to the compensation required by Section 5.6.1 [Increased Costs, Etc.], the Borrower shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to a Euro-Rate Option) which such Bank sustains or incurs as a consequence of any

                        (i) payment, prepayment, conversion or renewal of any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                        (ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.4 [Voluntary Prepayments], or

                        (iii) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

            If any Bank sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

                  6. REPRESENTATIONS AND WARRANTIES

            6.1 Representations and Warranties.

            The Loan Parties, jointly and severally, represent and warrant to the Agent and each of the Banks as follows (with the execution and delivery of this Agreement and the making of each Loan thereafter being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects both before and after giving effect to the Transaction and the related transactions and as of the date of each such Loan unless such representation and warranty expressly indicates that it is being made as of any specific date):

                  6.1.1 Organization and Qualification.

                  Each Loan Party and each Subsidiary of each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary.

                  6.1.2 Capitalization and Ownership.

                  The authorized capital stock of the Borrower consists of (i) 10,000,000 shares of common stock of which 3,500,124 shares (referred to herein as the "Common Shares") and (ii) 3,000,000 shares of preferred stock, of which 1,150,000 preferred shares (referred to herein as the "Preferred Shares") (the Common Shares and the Preferred Shares are herein referred to as the "Shares") are issued and outstanding and are owned as indicated on Schedule 6.1.2. All of the Shares have been validly issued and are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any such shares except as indicated on Schedule 6.1.2.

                  6.1.3 Subsidiaries.

                  Schedule 6.1.3 states the name of each of the Borrower's Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company, in each case as they exist on the Closing Date after giving effect to the Transaction. The Borrower and each subsidiary of the Borrower has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 6.1.3. Barclay, Ajax, CPS Enterprises, Haile, Wyner and CCC are each Wholly Owned Subsidiaries of the Borrower. R&S and CPS Trailer are each Wholly Owned Subsidiaries of Barclay. Ranor is a Wholly Owned Subsidiary of CCC. Noray and Clayfort are each Wholly Owned Subsidiaries of Haile. Kylan and Cabore are each Wholly Owned Subsidiaries of Wyner. Denore is owned 50% by Noray and 50% by Clayfort. Mecox is owned 50% by Kylan and 50% by Cabore.

                  6.1.4 Power and Authority; Business.

                  (a) Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

                  (b) The Borrower was incorporated on January 2, 1997. Prior to the Closing Date, the Borrower will not have engaged in any business or incurred any liabilities except for activities, expenses and liabilities incident to its organization, the acquisition and operation of Barclay, Ajax, CPS Enterprises, Haile, Wyner and CCC and to the carrying out of the transactions contemplated by the Loan Documents. The Borrower's business is the ownership of all of the capital stock of Barclay, Ajax, CPS Enterprises, Haile, Wyner and CCC.

                  6.1.5 Validity and Binding Effect.

                  This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

                  6.1.6 No Conflict.

                  Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law (except to the extent that the failure to comply therewith could not have a Material Adverse Effect) or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents).

                  6.1.7 Litigation.

                  Except as described on Schedule 6.1.7, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

                  6.1.8 Title to Properties.

                  The real property owned or leased by each Loan Party and each Subsidiary of each Loan Party is described on Schedule 6.1.8. Each Loan Party and each Subsidiary of each Loan Party has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

                  6.1.9 Financial Condition; Financial Statements; Projections.

                        (a) No Loan Party is entering into the arrangements contemplated hereby and by the other Loan Documents, or intends to make any transfer or incur any obligations hereunder or thereunder with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date, on a pro forma basis after giving effect to the Transaction and to all Indebtedness incurred and Liens and Guarantees created, or to be created, by each Loan Party in connection with the Transaction, (w) the Borrower does not expect that final judgments against any Loan Party in actions for money damages with respect to pending or threatened litigation will be rendered at a time when, or in an amount such that, such Loan Party will be unable to satisfy any such judgments promptly in accordance with their terms

(taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered and the cash available to each Loan Party, after taking into account all other anticipated uses of the cash of such Loan Party (including the payments on or in respect of debts (including their Contingent Obligations));
(x) no Loan Party will have incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Loan Party from any source, and amounts to be payable on or in respect of debts of such Loan Party and the amounts referred to in the preceding clause (w)); (y) each Loan Party, after taking into account all other anticipated uses of the cash of such Loan Party, anticipates being able to pay all amounts on or in respect of debts of such Loan Party when such amounts are required to be paid; and (z) each Loan Party will have sufficient capital with which to conduct its present and proposed business and the property of such Loan Party does not constitute unreasonably small capital with which to conduct its present or proposed business. For purposes of this Section 6.1.9, "debt" means any liability on a claim, and "claim" means a (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. On the date of each borrowing hereunder (and after giving effect to all borrowings as of such date), the representations set forth in this
Section 6.1.9(a) shall be true and correct with respect to each Loan Party on such date.

                        (b) (i) Historical Statements. The Borrower has delivered to the Agent copies of (x) (i) the audited year end financial statements of Ajax, including a balance sheet and statement of income and shareholder's equity and cashflows, for and as of the end of March 31, 1996 and 1997 (the "Ajax Statements") and (ii) the Borrower's audited consolidated and consolidating year-end financial statements, including a balance sheet and statement of income and shareholder's equity and cash flows, for and as of the end of the fiscal year March 31, 1998 (the "Borrower Statements") (the Ajax Statements and the Borrower Statements being collectively referred to herein as the "Historical Statements"). In addition, the Borrower has delivered to the Agent copies of the pro forma (after giving effect to the Transaction, the related financing of the Acquisition, the borrowings under this Agreement and the Notes) consolidated balance sheet for the Borrower and its consolidated Subsidiaries as of March 31, 1999 (the "Pro Forma Statement"), which presents a good faith estimate of the consolidated pro forma condition of the Borrower and its consolidated Subsidiaries at the date thereof. The Historical Statements were compiled from the books and records maintained by the Borrower's management, are correct and complete and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments.

                        (ii) Financial Projections. The Borrower has delivered to the Agent pro forma financial projections of the Borrower and its consolidated Subsidiaries on a quarterly basis for the fiscal year ending March 31, 1999 and on an annual basis thereafter through March 31, 2004, inclusive, which projections have been derived from various assumptions of the Borrower's management which give effect to the Transaction and all Indebtedness and Liens incurred or created in connection with the Acquisitions (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Borrower's management. The Financial Projections accurately reflect the liabilities of the Borrower and its consolidated Subsidiaries upon consummation of the transactions (including the Transaction) contemplated hereby as of the Closing Date.

                        (iii) Accuracy of Financial Statements. Neither the Borrower nor any Subsidiary of the Borrower has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which may cause a Material Adverse Change. Since March 31, 1998 (on a pro forma basis after giving effect to the Transaction and the financing related to the Acquisitions), no event or events have occurred that are likely to result in a Material Adverse Change.

                  6.1.10 Use of Proceeds; Margin Stock; Section 20 Subsidiaries.

                        6.1.10.1 General.

                  The Loan Parties intend to use the proceeds of the Loans in accordance with Section 8.1.10.

                        6.1.10.2 Margin Stock.

                  None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock.

                        6.1.10.3 Section 20 Subsidiaries.

                  The Loan Parties do not intend to use and shall not use any portion of the proceeds of the Loans, directly or indirectly (i) knowingly to purchase any Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of any Loan Party or any Affiliate of any Loan Party.

                  6.1.11 Full Disclosure.

                  Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Agent or any Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.

                  6.1.12 Taxes.

                  All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

                  6.1.13 Consents and Approvals.

                  (a) Except for the filing of financing statements and the Mortgages in the state and county filing offices, no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on Schedule 6.1.13, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on Schedule 6.1.13.

                  (b) At the time of making the initial Loans, all necessary governmental and third-party approvals (except as set forth on Schedule 6.1.13 hereto) in connection with the transactions contemplated by the Purchase Agreements and otherwise referred to therein, including, without limitation, any approval, consent or filing required by the provisions of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, have been or, prior to the time when required, will have been, obtained and remain in effect, and all applicable waiting periods have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which may result in a Material Adverse Change on the transactions contemplated by the Purchase Agreements. At the time of the making of the initial Loans, there does not exist any adverse judgment, order, injunction or other restraint issued or filed with respect to the transactions contemplated by the Purchase Agreements and the consummation of the Acquisitions or the making of Loans or the performance by the Loan Parties of their obligations under the Loan Agreements or the Purchase Agreements.

                  6.1.14 No Event of Default; Compliance with Instruments.

                  No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any agreement, lease or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

                  6.1.15 Patents, Trademarks, Copyrights, Licenses, Etc.

                  Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others. All material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises and permits of each Loan Party and each Subsidiary of each Loan Party are listed and described on Schedule 6.1.15.

                  6.1.16 Security Interests.

                  The Liens and security interests granted to the Agent for the benefit of the Banks pursuant to the Collateral Assignment, the Pledge Agreements and the Security Agreements in the Collateral (other than the Real Property) constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, taking possession of any stock certificates or other certificates evidencing the Pledged Collateral, as applicable, all such action as is necessary or advisable to establish such rights of the Agent will have been taken, and there will be upon execution and delivery of the Collateral Assignment, the Pledge Agreements and the Security Agreements, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

                  6.1.17 Mortgage Liens.

                  The Liens granted to the Agent for the benefit of the Banks pursuant to the Mortgages constitute a valid first priority Lien under applicable law. All such action as will be necessary or advisable to establish such Lien of the Agent and its priority as described in the preceding sentence will be taken at or prior to the time required for such purpose, and there will be as of the date of execution and delivery of the Mortgages no necessity for any further action in order to protect, preserve and continue such Lien and such priority.

                  6.1.18 Status of the Pledged Collateral.

                  All the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral to be pledged pursuant to the Pledge Agreements are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien or restriction on transfer, except as otherwise provided by the Pledge Agreements and except as the right of the Banks to dispose of the Shares, Partnership Interests or LLC Interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws. There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral except for the partnership agreements and limited liability company agreements described on
Schedule 6.1.18. The Loan Parties have delivered true and correct copies of such partnership agreements and limited liability company agreements to the Agent.

                  6.1.19 Insurance.

                  Schedule 6.1.19 lists all insurance policies and other bonds to which any Loan Party or Subsidiary of any Loan Party is a party, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

                  6.1.20 Compliance with Laws.

                  The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.25 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change.

                  6.1.21 Material Contracts; Burdensome Restrictions.

                  Schedule 6.1.21 lists all material contracts relating to the business operations of each Loan Party and each Subsidiary of any Loan Party, including all employee benefit plans and Labor Contracts. All such material contracts are valid, binding and enforceable upon such Loan Party or Subsidiary and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to the Loan Parties' knowledge, with respect to parties other than such Loan Party or Subsidiary. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change.

                  6.1.22 Investment Companies; Regulated Entities.

                  None of the Loan Parties or any Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties or any Subsidiaries of any Loan Party is subject to any other Federal state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

                  6.1.23 Plans and Benefit Arrangements.

                  Except as set forth on Schedule 6.1.23:

                        (i) Each Loan Party and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of each Loan Party, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. Each Loan Party and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, each Loan Party and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                        (ii) To the best of each Loan Party's knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

                        (iii) Neither any Loan Party nor any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan.

                        (iv) No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                        (v) The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

                        (vi) Neither any Loan Party nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any Loan Party nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of each Loan Party, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                        (vii) To the extent that any Benefit Arrangement is insured, each Loan Party and all other members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, each Loan Party and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

                        (viii) All Plans, Benefit Arrangements and Multiemployer Plans have been administered in accordance with their terms and applicable Law.

                  6.1.24 Employment Matters.

                  Each of the Loan Parties and each of their Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case would constitute a Material Adverse Change. The Borrower has delivered to the Agent true and correct copies of each of the Labor Contracts.

                  6.1.25 Environmental Matters.

                  Except as disclosed on Schedule 6.1.25:

                        (i) None of the Loan Parties or any Subsidiaries of any Loan Party has received any Environmental Complaint from any Official Body or private Person alleging that such Loan Party or Subsidiary or any prior or subsequent owner of any of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. ss. 9601, et seq., and none of the Loan Parties has any reason to believe that such an Environmental Complaint might be received. There are no pending or, to any Loan Party's knowledge, threatened Environmental Complaints relating to any Loan Party or Subsidiary of any Loan Party or, to any Loan Party's knowledge, any prior or subsequent owner of any of the Property pertaining to, or arising out of, any Environmental Conditions.

                        (ii) There are no circumstances at, on or under any of the Property that constitute a breach of or non-compliance with any of the Environmental Laws, and there are no past or present Environmental Conditions at, on or under any of the Property or, to any Loan Party's knowledge, at, on or under adjacent property, that prevent compliance with the Environmental Laws at any of the Property.

                        (iii) Neither any of the Property nor any structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in compliance with Environmental Laws. There are no processes, facilities, operations, equipment or other activities at, on or under any of the Property, or, to any Loan Party's knowledge, at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances onto any of the Property, except to the extent that such releases or threatened releases are not a breach of or otherwise not a violation of the Environmental Laws.

                        (iv) There are no aboveground storage tanks, underground storage tanks or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under any of the Property that (a) do not have, to the extent required by Environmental Laws, a full operational secondary containment system in place, and (b) are not otherwise in compliance with all Environmental Laws. There are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under any of the Property that have not either been closed in place in accordance with Environmental Laws or removed in compliance with all applicable Environmental Laws and no contamination associated with the use of such tanks exists on any of the Property that is not in compliance with Environmental Laws.

                        (v) Each Loan Party and each Subsidiary of any Loan Party has all material permits, licenses, authorizations, plans and approvals necessary under the Environmental Laws for the conduct of the business of such Loan Party or Subsidiary as presently conducted. Each Loan Party and each Subsidiary of any Loan Party has submitted all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations on any of the Property.

                        (vi) All past and present on-site generation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances at, on, or under any of the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances have been done in accordance with the Environmental Laws.

                  6.1.26 Senior Debt Status.

                  The Obligations of each Loan Party under this Agreement, the Notes, the Guaranty Agreements and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party except (i) Indebtedness of such Loan Party to the extent secured by Permitted Liens and (ii) if required by such Person, Indebtedness owing to a Person providing interest rate hedging as (and to the extent) required under Section 8.1. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

                  6.1.27 Year 2000.

                  The Borrower and each Loan Party have reviewed the areas within their business and operations which could be adversely affected by, and will have developed by December 31, 1998 a program to address on a timely basis, the risk that certain computer applications used by the Borrower or any Loan Party (or any of their respective material suppliers, customers or vendors) may be unable to recognize and perform date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result in any Material Adverse Change.

                  6.1.28 Solvency.

                  After giving effect to the Transaction, the contemplated borrowings of the full amount of the Term Loan Commitments and the Revolving Loan Commitments, the Borrower and its Subsidiaries will not be insolvent, will not be rendered insolvent by the indebtedness incurred in connection therewith, will not be left with unreasonably small capital with which to engage in their respective businesses and will not have incurred debts, including Contingent Obligations, beyond their respective ability to pay such debts as they mature.

                  6.1.29 [Reserved].

                  6.1.30 Representations and Warranties in the Purchase
                         Agreement

                  As of the Closing Date, all representations and warranties of the Borrower and, to the best knowledge of the Borrower, of the Sellers set forth in the Purchase Agreements, were true and correct in all material respects as of the time as of which such representations and warranties were made and shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of such date, unless such representation and warranty expressly indicates that it is being made as of any other specific date.

            6.2 Updates to Schedules.

                  Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall promptly provide the Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Banks, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.

      7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

      The obligation of each Bank to make Loans and of the Agent to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

            7.1 First Loans and Letters of Credit.

            On the Closing Date:

                  7.1.1 Officer's Certificate.

                  The representations and warranties of each of the Loan Parties contained in Section 6 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Bank a certificate of each of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each of the Loan Parties, to each such effect.

                  7.1.2 Secretary's Certificate.

                  There shall be delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

                        (i) all action taken by each Loan Party in connection with this Agreement, the Transaction and the other Loan Documents;

                        (ii) the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the Transaction, and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

                        (iii) copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business and a bring-down certificate by facsimile dated the Closing Date.

                  7.1.3 Delivery of Documents.

                        7.1.3.1 Acquisition Documents.

                        All terms of the Acquisition Documents (including, without limitation, the amount and form of consideration included in the purchase price and conditions contained therein) and any amendments thereto shall be in form and substance satisfactory to the Agent; and at the Closing Date each of the conditions to purchase contained in the Acquisition Documents shall have been satisfied in all material respects (or waived in writing, such waiver to be satisfactory to the Agent) to the satisfaction of the Agent.

                        7.1.3.2 Loan Documents.

                        The Assignments of Leases, Guaranty Agreements, Indemnity, the Landlord Waiver, Mortgages, Notes, Pledge Agreements, Intercompany Subordination Agreement, Security Agreements and other Loan Documents shall have been duly executed and delivered to the Agent for the benefit of the Banks, together with all appropriate financing statements and appropriate stock powers and certificates evidencing the Shares, the Partnership Interests and the LLC Interests.

                        7.1.3.3 Consummation of Acquisition.

                        The Acquisition shall have been, or shall be concurrently with the making of the Loans hereunder, consummated in accordance with the terms of the Acquisition Documents therefor, without any material amendment thereto or modification or waiver thereof, except with the consent of the Required Lenders and with notice of all amendments thereto and modifications and waivers thereof, and the Agent shall have received evidence satisfactory to it to that effect.

                  7.1.4 Opinion of Counsel.

                  There shall be delivered to the Agent for the benefit of each Bank a written opinion of Phillips, Nizer, Benjamin, Krim & Ballon, LLP, counsel for the Loan Parties, dated the Closing Date and in form and substance satisfactory to the Agent and its counsel as to such matters incident to the transactions contemplated herein as the Agent may request.

                  7.1.5 Legal Details.

                  All legal details and proceedings in connection with the transactions contemplated by this Agreement, the Transaction and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

                  7.1.6 Payment of Fees.

                  (a) All reasonable costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to PNC Bank by the Borrower pursuant to the letter agreement between Standard Automotive Corporation and PNC Bank, dated May 13, 1999, as amended from time to time (the "Agent's Letter"), shall have been paid in full and the Borrower shall have paid or have caused to be paid the commitment, closing and other fees and expenses (including, without limitation, reasonable legal fees and expenses) contemplated hereby and/or in connection with any other documents executed in connection herewith.

                  (b) The Borrower shall have provided evidence reasonably satisfactory in form and substance to the Agent that the aggregate fees and expenses payable by the Borrower in connection with this Agreement and the Transaction (including fees and expenses payable to CCC or any of CCC's Affiliates) shall not exceed $2,750,000 without the prior written consent of the Agent.

                  7.1.7 Environmental Audit.

                  The Loan Parties shall cause to be performed and completed an environmental audit with respect to the Real Property by consultants satisfactory to the Agent and shall provide all reports and results of such audit in writing to the Agent. Such reports shall meet the Agent's minimum requirements for phase I environmental assessments and any other requirements of the Agent or the Banks. The environmental condition of the Loan Parties' and their Subsidiaries' assets, as substantiated by such audit, shall be satisfactory to the Agent in all respects. On the Closing Date the appropriate officers of the applicable Loan Parties shall have delivered to the Agent in form and substance satisfactory to the Agent a certificate to the effect that the Loan Parties have made known to the Agent all information known to them and their Subsidiaries concerning Environmental Conditions and Environmental Complaints and the Loan Parties and their Subsidiaries' compliance with the Environmental Laws relating to any of the Property and any other site for which any Loan Party or Subsidiary of a Loan Party has received notice that it is potentially responsible for Environmental Conditions.

                  7.1.8 Appraisals.

                  The Agent shall have received appraisals or valuations of the Loan Parties' and their Subsidiaries' assets as the Agent may require in form and substance satisfactory to the Agent in all respects.

                  7.1.9 Consents.

                  All material consents required to effectuate the transactions contemplated hereby as set forth on Schedule 6.1.13, and in connection with the Transaction, shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by competent authority which restrains, prevents or imposes, in the judgment of the Agent or any Bank, materially adverse conditions upon the consummation of the Acquisition.

                  7.1.10 Officer's Certificate Regarding MACs.

                  Since March 31, 1998, no Material Adverse Change shall have occurred; prior to the Closing Date, there shall have been no material change in the management of any Loan Party or Subsidiary of any Loan Party; and there shall have been delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each Loan Party to each such effect.

                  7.1.11 No Violation of Laws.

                  The making of the Loans and the issuance of the Letters of Credit shall not contravene any Law applicable to any Loan Party or any of the Banks.

                  7.1.12 No Actions or Proceedings.

                  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

                  7.1.13 Insurance Policies; Certificates of Insurance; Endorsements.

                  The Loan Parties shall have delivered evidence acceptable to the Agent that adequate insurance in compliance with Section 8.1.3 [Maintenance of Insurance] is in full force and effect and that all premiums then due thereon have been paid, together with a certified copy of each Loan Party's casualty insurance policy or policies evidencing coverage satisfactory to the Agent, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Agent and its counsel naming the Agent as additional insured, mortgagee and lender loss payee.

                  7.1.14 Title Insurance.

                  The Loan Parties shall deliver a title insurance policy or policies or binder or binders in favor of the Agent for the benefit of the Banks, in customary ALTA current mortgagee's form, and in amounts not less than $6,000,000 with respect to property located in Worcester County, Massachusetts which is owned by Five N and with respect to other properties no less than fair market value thereof, with premiums paid thereon, issued by a title insurance company acceptable to the Agent and insuring the Mortgages as a valid first priority Lien upon the applicable Loan Parties' fee simple title to, or leasehold interest in, the Real Property Collateral and all improvements and all appurtenances thereto (including such easements and appurtenances as may be required by the Agent), free and clear of any and all defects and encumbrances whatsoever, subject only to such exceptions as may be approved in writing by the Agent, with endorsements thereto as to such matters as the Agent may designate.

                  7.1.15 Filing Receipts.

                  The Agent shall have received (1) copies of all filing receipts and acknowledgments issued by any governmental authority to evidence any recordation or filing necessary to perfect the Lien of the Banks on the Collateral or other satisfactory evidence of such recordation and filing and (2) evidence in a form acceptable to the Agent that such Lien constitutes a Prior Security Interest in favor of the Banks and, in the case of the Mortgage, a valid and perfected first priority Lien.

                  7.1.16 [Reserved].

                  7.1.17 Administrative Questionnaire. Each of the Banks and the Borrower shall have completed and delivered to the Agent the Agent's form of administrative questionnaire.

                  7.1.18 Proceedings; Receipt of Documents.

                  All proceedings in connection with the transactions contemplated in connection with (a) the acquisition by the Borrower of the assets of the Sellers and (b) any actions against the Loan Parties or any of their respective Subsidiaries pending at the National Labor Relations Board, and all documents incidental thereto, shall be satisfactory to the Agent and its counsel, and the Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Agent or such counsel may reasonably request, and if requested by the Agent, the Borrower shall use its best efforts to obtain reliance letters from counsel rendering opinions pursuant to any such acquisitions.

                  7.1.19 Audit.

                  The Agent shall have obtained an audit of the assets and liabilities of the Borrower and its Subsidiaries (including Ranor) and the Agent shall be satisfied (in its sole discretion) with the results of such audit.

                  7.1.20 Financial Statements.

                  The Agent and the Banks shall have received a copy of (A) the Historical Statements and the Pro Forma Statements together with a certificate of the Chief Executive Officer or Chief Financial Officer of the Borrower setting forth (x) all existing Indebtedness, guarantees, pending or threatened litigation or claims and other contingent liabilities of the Borrower and its Subsidiaries, and (y) all dividends declared or paid since the date of such Historical Statements and all intercompany payments made or obligations incurred to Affiliates outside the ordinary course of the Borrower business since such date and (B) the preliminary combined balance sheets and combined statements of income and retained earnings of the Borrower and its Subsidiaries as of March 31, 1998 and (C) the Financial Projections described in Section 6.1.9(b)(ii) hereof.

                  7.1.21 Cancellation of Existing Credit Facilities.

                  The Agent shall have received the following from each of the Existing Lenders: (A) terminations (including UCC-3 terminations) of all rights of the Existing Lenders under the Existing Financing Documents and all related security documents and other related agreements and (B) a termination of any existing collateral assignment of the key man life insurance policy on the life of Karl Massaro.

                  7.1.22 Key Man Life Insurance Policy.

                  The Agent shall have received a copy of a key man life insurance policy on the life of Karl Massaro from a responsible and reputable life insurance company in the amount of $2,000,000 together with a collateral assignment of such life insurance policy to the Agent for the benefit of the Banks (in a form acceptable to the Agent in its sole discretion), duly executed by the Borrower, and acknowledged by the home office of the insurance company.

                  7.1.23 [Reserved].

                  7.1.24 Debt of Acquired Companies.

                  The Company's indebtedness of $1,505,166.68 shall be repaid on the Closing Date.

                  7.1.25 Purchase Agreement.

                  Full, complete and accurate copies of the Purchase Agreements (including all annexes, schedules and exhibits thereto) shall have been provided to the Agent. The Purchase Agreements shall be satisfactory to the Agent and shall have been duly authorized, executed and delivered by each of the parties thereto and shall be in full force and effect. No term or provisions of the Purchase Agreements, after the execution and delivery of this Agreement, shall have been modified, and no condition to the consummation of the transactions contemplated thereby shall have been waived (unless waived in a writing which is satisfactory to the Agent), by any of the parties thereto.

                  7.1.26 Work Papers.

                  The Agent shall have reviewed Arthur Andersen's work papers regarding its review of the financial statements of the Company, including any audits of the Company, and the Agent shall be satisfied (in its sole discretion) with the results of such review.

                  7.1.27 Management Letters.

                  The Agent shall have received and reviewed copies of management letter(s), if any, for each of the past two years of independent certified public accountants for each Loan Party or letter(s) from each such independent certified public accountant confirming that no management letter was prepared for the respective Loan Party and the Agent shall be satisfied (in its sole discretion) with the results of such review.

                  7.1.28 Material Contracts.

                  The Agent shall have received and reviewed copies, certified by the Chief Executive Officer of the Borrower, of each material contract which each Loan Party has with its respective customers and vendors.

                  7.1.29 Borrowing Base Certificate.

                  On or prior to the Closing Date, the Agent and the Banks shall have received and the Agent and the Banks shall be satisfied (both as to form and substance) with a pro forma Borrowing Base Certificate which shall be prepared as of a date prior to the Closing Date and which shall indicate that the Borrowing Base on the Closing Date will exceed the initial borrowings under the Revolving Loan Facility by not less than $4,000,000.

                  7.1.30 Maximum Indebtedness; Maximum Leverage Ratio.

                  On the Closing Date, the Company's Indebtedness outstanding shall not exceed $60,000,000 and the Company's Leverage Ratio shall not exceed
3.10 to 1.0.

            7.2 Each Additional Loan or Letter of Credit.

            At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit: (a) the representations and warranties of the Loan Parties contained in Section 6 and in the other Loan Documents shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Banks; and the Borrower shall have delivered to the Agent a duly executed and completed Loan Request or application for a Letter of Credit as the case may be; (b) the Agent shall have received such documentation and opinion or opinions, addressed to each of the Banks from (i) such counsel to each Loan Party as reasonably requested by the Agent and (ii) appropriate local counsel, which opinions shall cover such matters as reasonably requested by, and be in form and substance reasonably satisfactory to, the Agent; and (c) the Agent and the Banks shall have received and shall be reasonably satisfied (both as to form and substance) with the Borrowing Base Certificate last delivered to the Banks.

            The acceptance of the proceeds of each borrowing of Loans shall constitute a representation and warranty by each Loan Party to each of the Banks that all of the applicable conditions specified in Section 7.2 (in each case disregarding any reference therein that such condition be deemed satisfactory by the Agent and/or the Banks) have been satisfied or waived.

            All of the certificates, legal opinions and other documents and papers referred to in this Section 7.2, unless otherwise specified, shall be delivered to the Agent at the Agent's Office (or such other location as may be specified by the Agent) for the account of each of the Banks and in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Agent.

                  8. COVENANTS

            8.1 Affirmative Covenants.

            The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:

                  8.1.1 Preservation of Existence, Etc.

                  Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Etc.].

                  8.1.2 Payment of Liabilities, Including Taxes, Etc.

                  Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of any Loan Party or Subsidiary of any Loan Party or which would affect the Collateral, provided that the Loan Parties and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

                  8.1.3 Maintenance of Insurance.

                  Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Agent. At the request of the Agent, the Loan Parties shall deliver to the Agent and each of the Banks (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties' independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements, in form and substance acceptable to the Agent, which shall (i) specify the Agent as an additional insured, mortgagee and lender loss payee as its interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the applicable Loan Parties and not that of the insured, (ii) provide that the interest of the Banks shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan Parties or others insured under such policies, (iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise, (iv) provide that any and all rights of subrogation which the insurers may have or acquire shall be, at all times and in all respects, junior and subordinate to the prior payment in full of the Indebtedness hereunder and that no insurer shall exercise or assert any right of subrogation until such time as the Indebtedness hereunder has been paid in full and the Commitments have terminated, (v) provide, except in the case of public liability insurance and workmen's compensation insurance, that all insurance proceeds for losses of less than $150,000 shall be adjusted with and payable to the applicable Loan Parties and that all insurance proceeds for losses of $150,000 or more shall be adjusted with and payable to the Agent, (vi) include effective waivers by the insurer of all claims for insurance premiums against the Agent, (vii) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until at least thirty (30) days after receipt by the Agent of written notice of such cancellation or change, (viii) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and (ix) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured. The applicable Loan Parties shall notify the Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. Any monies received by the Agent constituting insurance proceeds or condemnation proceeds (pursuant to the Mortgage) may, at the option of the Agent, (i) be applied by the Agent to the payment of the Loans in such manner as the Agent may reasonably determine, or (ii) be disbursed to the applicable Loan Parties on such terms as are deemed appropriate by the Agent for the repair, restoration and/or replacement of property in respect of which such proceeds were received.

                  8.1.4 Maintenance of Properties and Leases.

                  Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

                  8.1.5 Maintenance of Patents, Trademarks, Etc.

                  Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

                  8.1.6 Visitation Rights.

                  Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Agent or any of the Banks to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Banks may reasonably request, provided that each Bank shall provide the Borrower and the Agent with reasonable notice prior to any visit or inspection. In the event any Bank desires to conduct an audit of any Loan Party, such Bank shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Agent.

                  8.1.7 Keeping of Records and Books of Account.

                  The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                  8.1.8 Plans and Benefit Arrangements.

                  The Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

                  8.1.9 Compliance with Laws.

                  Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

                  8.1.10 Use of Proceeds.

                        (a) All the proceeds of Term Loan A made hereunder shall be utilized to refinance the Borrower's existing term loan with the Agent.

                        (b) All the proceeds of Term Loan B made hereunder shall be utilized to provide the financing required to consummate the Acquisition, to fund the CCC/Ranor Capital Contribution and the Ranor Capital Contribution, and to pay related fees and expenses.

                        (c) Up to $2,000,000 of Letters of Credit may be used by the Borrower for financing purposes in the ordinary course of the business of the Borrower and its Subsidiaries and the remaining availability of Revolving Loans may be utilized to finance the ongoing working capital requirements of the Borrower and its Subsidiaries and to fund a portion of the financing required to consummate the Acquisition. The Loan Parties shall not use the Letters of Credit and the proceeds of the Loans for any purposes which contravenes any applicable Law or any provision hereof.

                  8.1.11 Further Assurances.

                  Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Agent's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

                  8.1.12 Subordination of Intercompany Loans.

                  Each Loan Party shall cause any intercompany Indebtedness, loans or advances owed by any Loan Party to any other Loan Party to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

                  8.1.13 Interest Rate Protection.

                  The Borrower shall, no later than 60 days after the Closing Date and in respect of 50% of the outstanding Term Loans as in effect from time to time, enter into Interest Rate Protection Agreements to the extent available on commercially reasonable terms, reasonably acceptable to the Agent.

                  8.1.14 Additional Collateral.

                  In the event that the Borrower or any Subsidiary acquires any property or interest in property (including, without limitation, real property) that is not subject to a perfected Lien in favor of the Agent pursuant to, the Security Documents, the Borrower shall, and shall cause any such Subsidiary to, notify the Agent within 10 days of the occurrence of such event and the Borrower shall, and shall cause any such Subsidiary to, take such action (including, without limitation, the preparation and filing of mortgages or deeds of trust in form and substance satisfactory to the Agent) as the Agent shall request in order to create and/or perfect a Lien in favor of the Agent on such property.

                  8.1.15 Compliance with Mortgage, Grant Agreement and Note.

                  The Borrower shall cause R&S to comply with the terms of that certain Mortgage, dated October 23, 1997, from R&S to the Floyd County Development Authority ("FCDA"), that certain Grant Agreement, dated August 4, 1995, among the Kentucky Economic Development Finance Authority, Floyd County Fiscal Court, FCDA and R&S and that certain Promissory Note, dated October 23, 1997 from R&S to the FCDA, and in particular, shall cause R&S to comply with the "Jobs Requirement", as defined in such Grant Agreement.

            8.2 Negative Covenants.

            The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:

                  8.2.1 Indebtedness.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                        (i) Indebtedness under the Loan Documents;

                        (ii) Existing Indebtedness as set forth on Schedule
8.2.1 (including any extensions or renewals thereof, provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 8.2.1);

                        (iii) Capitalized and operating leases as and to the extent permitted under Section 8.2.15 [Capital Expenditures and Leases];

                        (iv) Indebtedness secured by Purchase Money Security Interests not exceeding $250,000;

                        (v) Other Indebtedness for interest rate hedging arrangements required by Section 8.1.13;

                        (vi) Indebtedness of a Loan Party to another Loan Party which is subordinated in accordance with the provisions of Section 8.1.12 [Subordination of Intercompany Loans]; and

                        (vii) Indebtedness under the Notes (as such term is defined in Ranor Purchase Agreement) having terms approved by the Required Lenders which is subordinated on terms approved by the Required Lenders in each case in their sole discretion.

                  8.2.2 Liens.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

                  8.2.3 Guaranties.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Contingent Obligation, or assume, guarantee, become surety for, endorse (other than endorsements of instruments for deposit or collection in the ordinary course of business); or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Guaranties of Indebtedness of the Loan Parties permitted hereunder.

                  8.2.4 Loans and Investments.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

                        (i) trade credit extended on usual and customary terms in the ordinary course of business;

                        (ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business not to exceed $150,000 in the aggregate outstanding at any time;

                        (iii) Permitted Investments;

                        (iv) loans, advances and investments in other Loan Parties; and

                        (v) investments by the Borrower in assets located outside the United States provided that any such investment shall not exceed $4,000,000 in the aggregate at any one time outstanding.

                  8.2.5 Dividends and Related Distributions.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except (i) dividends or other distributions payable to another Loan Party and (ii) dividends on existing preferred stock of the Borrower, provided that (a) any such dividends paid from and after July 21, 1998 do not exceed $1,173,000 per year, (b) after giving effect to any such dividends, no Potential Default or Event of Default shall exist hereunder and (c) no payment of any such dividend shall violate any Law.

                  8.2.6 Liquidations, Mergers, Consolidations, Acquisitions.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that any Subsidiary of the Borrower may be merged or consolidated with or into (i) the Borrower, if the Borrower is the continuing or surviving corporation or (ii) any other such Subsidiary if the continuing or surviving corporation is a Wholly-Owned Subsidiary of the Borrower.

                  8.2.7 Dispositions of Assets or Subsidiaries.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

                        (i) transactions involving the sale of inventory in the ordinary course of business;

                        (ii) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business;

                        (iii) any sale, transfer or lease of assets by any wholly owned Subsidiary of such Loan Party to another Loan Party;

                        (iv) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 8.2.15 [Capital Expenditures and Leases], provided such substitute assets are subject to the Banks' Prior Security Interest; or

                        (v) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (iv) above, which is approved by the Required Banks so long as the Net Proceeds are applied as a mandatory prepayment of the Term Loans in accordance with the provisions of
Section 5.5.2 [Sale of Assets] above.

                  8.2.8 Affiliate Transactions.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Agent and is in accordance with all applicable Law.

                  8.2.9 Subsidiaries, Partnerships and Joint Ventures.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date; and (ii) any Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor pursuant to Section 11.19 [Joinder of Guarantors], provided that the Required Banks shall have consented to such formation and joinder and that such Subsidiary and the Loan Parties, as applicable, shall grant and cause to be perfected first priority Liens to the Agent for the benefit of the Banks in the assets held by, and stock of or other ownership interests in, such Subsidiary. Each of the Loan Parties shall not become or agree to (1) become a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties, or (3) become a joint venturer or hold a joint venture interest in any joint venture.

                  8.2.10 Continuation of or Change in Business.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the manufacturing of new trailer chassis, bottom dump and grain hopper trailers, dump truck bodies, other specialty, trailers and dumpsters and remanufacturing of used trailer chassis, and the cutting, forming, rolling, welding, assembling, testing and finishing of machine parts, substantially as conducted and operated by such Loan Party or Subsidiary during the present fiscal year, and such Loan Party or Subsidiary shall not permit any material change in such business.

                  8.2.11 Plans and Benefit Arrangements.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to:

                        (i) fail to satisfy the minimum funding requirements of ERISA and the Internal Revenue Code with respect to any Plan;

                        (ii) request a minimum funding waiver from the Internal Revenue Service with respect to any Plan;

                        (iii) engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

                        (iv) permit the aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to such Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Plan;

                        (v) fail to make when due any contribution to any Multiemployer Plan that the Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

                        (vi) withdraw (completely or partially) from any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a material liability of the Borrower or any member of the ERISA Group;

                        (vii) terminate, or institute proceedings to terminate, any Plan, where such termination is likely to result in a material liability to the Borrower or any member of the ERISA Group;

                        (viii) make any amendment to any Plan with respect to which security is required under Section 307 of ERISA; or

                        (ix) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

                  8.2.12 Fiscal Year.

                  The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, change its fiscal year from the twelve-month period beginning April 1 and ending March 31.

                  8.2.13 Issuance of Stock.

                  Except as otherwise set forth on Schedule 8.2.13, each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof, other than options to employees not to exceed $1,000,000 in value issued pursuant to the Borrower's existing Incentive Stock Option Plan.

                  8.2.14 Changes in Organizational Documents.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least thirty (30) calendar days' prior written notice to the Agent and the Banks and, in the event such change would be adverse to the Banks as determined by the Agent in its sole discretion, obtaining the prior written consent of the Required Banks.

                  8.2.15 Capital Expenditures and Leases.

                  (a) Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Consolidated Capital Expenditures except for expenditures not exceeding, in the aggregate for the Borrower and its Subsidiaries, $3,500,000 during any fiscal year of the Borrower; provided, that up to 25% of any such amount, if not expended in the fiscal year for which it is permitted above, may be carried over for expenditure in the next following fiscal year.

                  (b) Each of the Loan Parties shall not permit Consolidated Lease Expense for any fiscal year of the Borrower to exceed $1,500,000.

                  8.2.16 Minimum Fixed Charge Coverage Ratio.

                  The Loan Parties shall not permit the Fixed Charge Coverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, to exceed the ratio set forth below for the periods specified below:

                          Period                      Ratio
                          ------                      -----

                  Closing Date to 6/29/02          1.25 to 1.0

                    6/30/02 to 6/29/03             1.10 to 1.0

                  6/30/03 and thereafter           1.25 to 1.0

                  8.2.17 Maximum Leverage Ratio.

                  The Loan Parties shall not at any time permit its Leverage Ratio to exceed the ratio set forth below for the periods specified below:

                          Period                      Ratio
                          ------                      -----

                  Closing Date to 3/30/00          3.25 to 1.0

                    3/31/00 to 3/30/01             3.00 to 1.0

                    3/31/01 to 3/30/02             2.75 to 1.0

                  3/31/02 and thereafter           2.25 to 1.0

                  8.2.18 Minimum Interest Coverage Ratio.

                  The Loan Parties shall not permit its ratio of EBITDA to consolidated interest expense of the Borrower and its Subsidiaries, calculated, on a pro forma basis (after giving effect to the Transaction and the related financing of the Acquisition), as of the end of each fiscal quarter for the four fiscal quarters then ended, to be less than 3.00 to 1.0.

                  8.2.19 Minimum Consolidated Net Worth.

                  The Borrower shall not at any time permit Consolidated Net Worth to be less than the Base Net Worth.

                  8.2.20 Amendments or Waivers of Certain Documents.

                  (a) The Borrower will not, and will not permit any of its Subsidiaries to, amend or otherwise change the terms of any Existing Debt, including the Notes (as defined in the Ranor Purchase Agreement).

                  (b) After the Closing Date, the Borrower will not, and will not permit any of its Subsidiaries to, amend or otherwise change the terms of any of the Acquisition Documents in any manner adverse to the Banks without the prior consent of the Agent.

                  8.2.21 Restrictions on Transfer of Shares by Members of the Control Group.

                  The Borrower shall not permit, and shall not permit any of its Subsidiaries to permit, any member of the Control Group to sell any of the Shares currently owned by such member until the earlier to occur of (i) twenty-four (24) months from the Closing Date or (ii) the date upon which the Borrower has achieved a Leverage Ratio of no greater than 2.50 to 1.0, calculated as of the end of each fiscal quarter for any period of four consecutive quarters following the Closing Date; provided however that no such sale shall be permitted in any event at such time if there shall be any Potential Default or Event of Default hereunder.

                  8.2.22 Payments on Ranor Notes.

                  The Borrower shall not make, nor permit to be made, any payment on the Notes (as defined in the Ranor Purchase Agreement) unless (i) the Loan Parties shall be in compliance with the covenants provided for in Section 8.2.16, 8.2.17, 8.2.18 and 8.2.19 (collectively, the "Financial Covenants") for the most recent period of four consecutive fiscal quarters preceding such proposed payment (calculated on a pro-forma basis as if such proposed payment had been made as of the first day of such four quarter period) and (ii) no later than five Business Days prior to any such proposed payment, the Agent shall have received a certificate of an Authorized Officer with detailed calculations establishing to the reasonable satisfaction of the Agent that the foregoing requirements have been satisfied.

            8.3 Reporting Requirements.

            The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Agent and each of the
Banks:

                  8.3.1 [Reserved].

                  8.3.2 Quarterly Financial Statements.

                  As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrower, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

                  8.3.3 Annual Financial Statements.

                  As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, financial statements of the Borrower consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. The Loan Parties shall deliver with such financial statements and certification by their accountants a letter of such accountants to the Agent and the Banks substantially (i) to the effect that, based upon their ordinary and customary examination of the affairs of the Borrower, performed in connection with the preparation of such consolidated financial statements, and in accordance with generally accepted auditing standards, they are not aware of the existence of any condition or event which constitutes an Event of Default or Potential Default or, if they are aware of such condition or event, stating the nature thereof and confirming the Borrower's calculations with respect to the certificate to be delivered pursuant to Section 8.3.4 [Certificate of the Borrower] with respect to such financial statements and (ii) to the effect that the Banks are intended to rely upon such accountant's certification of the annual financial statements and that such accountants authorize the Loan Parties to deliver such reports and certificate to the Banks on such accountants' behalf (as expressed in a privity or reliance letter acceptable to the Agent).

                        8.3.3A Borrowing Base Certificate.

                  On or before the fifteenth (15th) calendar day of each calendar month, the Borrower shall deliver to the Bank a Borrowing Base Certificate. The Borrowing Base Certificate shall reflect Borrower's calculation of the Borrowing Base as of the last day of the preceding calendar month, and a comparison of such number to the Commitment and to the amount of outstanding Obligations.

                  8.3.4 Certificate of the Borrower.

                  Concurrently with the financial statements of the Borrower furnished to the Agent and to the Banks pursuant to Sections 8.3.2 [Quarterly Financial Statements] and 8.3.3 [Annual Financial Statements], a certificate of the Borrower signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower, in the form of Exhibit 8.3.4, to the effect that, except as described pursuant to Section 8.3.5 [Notice of Default], (i) the representations and warranties of the Borrower contained in Section 8.3.5 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 8.2 [Negative Covenants]. The certificate delivered with the annual financial statements pursuant to Section 8.3.3 shall include a determination in reasonable detail of the Excess Cash Flow and the amount of the Mandatory Prepayment of Excess Cash Flow applicable to such fiscal year.

                  8.3.5 Notice of Default.

                  Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which the such Loan Party proposes to take with respect thereto.

                  8.3.6 Notice of Litigation.

                  Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve a claim or series of claims in excess of $100,000 (not covered by insurance) or which if adversely determined would constitute a Material Adverse Change.

                  8.3.7 Certain Events.

                  Written notice to the Agent:

                        (i) at least thirty (30) calendar days prior thereto, with respect to any proposed sale or transfer of assets pursuant to Section
8.2.7 (iv) or (v),

                        (ii) within the time limits set forth in Section 8.2.14 [Changes in Organizational Documents], any amendment to the organizational documents of any Loan Party; and

                        (iii) at least thirty (30) calendar days prior thereto, with respect to any change in any Loan Party's locations from the locations set forth in Schedule A to the Security Agreement.

                  8.3.8 Budgets, Forecasts, Other Reports and Information.

                  Promptly upon their becoming available to the Borrower:

                        (i) the annual budget and any forecasts or projections of the Borrower, to be supplied not later than ten (10) days prior to commencement of the fiscal year to which any of the foregoing may be applicable, together with budgets and forecasts, including a comparison of actual to budget financial statements, to be supplied not later than sixty (60) days after the end of each of the first three fiscal quarters to which any of the foregoing may be applicable,

                        (ii) any reports including management letters submitted to the Borrower by independent accountants in connection with any annual, interim or special audit,

                        (iii) any reports, notices or proxy statements generally distributed by the Borrower to its stockholders on a date no later than the date supplied to such stockholders,

                        (iv) regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower with the Securities and Exchange Commission,

                        (v) a copy of any order in any proceeding to which the Borrower or any of its Subsidiaries is a party issued by any Official Body,

                        (vi) (a) on or prior to the Closing Date and within 90 days after the commencement of each fiscal year, a complete and accurate list of the officers and directors of the Borrower and (b) within 30 days of any change in personnel affecting the accuracy of such list, a notice specifying such change in personnel,

                        (vii) with reasonable promptness, such other information and data with respect to the Borrower or any of its Subsidiaries or any other similar entity in which the Borrower or any Subsidiary has an investment, as from time to time may be reasonably requested by any Bank and may be reasonably available to the Borrower,

                        (viii) as soon as available and in any event within 90 days of the Closing Date, an opening balance sheet of the Borrower and its Subsidiaries as of the Closing Date, after giving effect to the Transaction, the borrowings hereunder and the other transactions contemplated hereby, accompanied by an auditor's report thereon from Arthur Andersen or such other nationally recognized accounting firm as shall be acceptable to the Agent, and

                        (ix) the Borrower shall also notify the Banks promptly of the enactment or adoption of any Law which may result in a Material Adverse Change.

                  8.3.9 Notices Regarding Plans and Benefit Arrangements.

                        8.3.9.1 Certain Events.

                        Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                        (i) any Reportable Event with respect to the Borrower or any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

                        (ii) any Prohibited Transaction which could subject the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502 (i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

                        (iii) any assertion of material withdrawal liability with respect to any Multiemployer Plan,

                        (iv) any partial or complete withdrawal from a Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                        (v) any cessation of operations (by the Borrower or any other member of the ERISA Group) at a facility in the circumstances described in
Section 4062(e) of ERISA,

                        (vi) withdrawal by the Borrower or any other member of the ERISA Group from a Multiple Employer Plan,

                        (vii) a failure by the Borrower or any other member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

                        (viii) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                        (ix) any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

                  8.3.9.2 Notices of Involuntary Termination and Annual Reports.

                  Promptly after receipt thereof, copies of (a) all notices received by the Borrower or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Agent or any Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

                  8.3.9.3 Notice of Voluntary Termination.

                  Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

                  9. DEFAULT

            9.1 Events of Default.

            An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

                  9.1.1 Payments Under Loan Documents.

                  The Borrower shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing; or shall fail to pay any interest on any Loan , Reimbursement Obligation or Letter of Credit Borrowing or any other amount owing hereunder or under the other Loan Documents within five days after such interest or other amount becomes due in accordance with the terms hereof or thereof;

                  9.1.2 Breach of Warranty.

                  Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

                  9.1.3 Breach of Negative Covenants or Visitation Rights.

                  Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.2 [Negative Covenants];

                  9.1.4 Breach of Other Covenants.

                  Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty
(30) days after any officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Agent in its sole discretion);

                  9.1.5 Defaults in Other Agreements or Indebtedness.

                  A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $250,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

                  9.1.6 Final Judgments or Orders.

                  Any final judgments or orders for the payment of money in excess of $100,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

                  9.1.7 Loan Document Unenforceable.

                  Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

                  9.1.8 Uninsured Losses; Proceedings Against Assets.

                  There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $100,000 or the Collateral or any other of the Loan Parties' or any of their Subsidiaries' assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty
(30) days thereafter;

                  9.1.9 Notice of Lien or Assessment.

                  A notice of Lien or assessment in excess of $100,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' or any of their Subsidiaries' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

                  9.1.10 Material Adverse Change; Insolvency.

                  There shall occur any Material Adverse Change or any Loan Party or any Subsidiary of a Loan Party ceases to be solvent or admits in writing its inability to pay its debts as they mature;

                  9.1.11 Events Relating to Plans and Benefit Arrangements.

                  Any of the following occurs: (i) any Reportable Event, which the Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Agent determines in good faith that the amount of the Borrower's liability is likely to exceed 10% of its Consolidated Tangible Net Worth; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v),
(vi), (vii), (viii) or (ix), the Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;

                  9.1.12 Cessation of Business.

                  Any Loan Party or Subsidiary of a Loan Party ceases to conduct its business as contemplated, except as expressly permitted under Section 8.2.6 [Liquidations, Mergers, Etc.] or 8.2.7, or any Loan Party or Subsidiary of a Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

                  9.1.13 Ownership.

                        (i) Any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) other than Steven Merker, William Merker or Karl Massaro shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors or (ii) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors; "Continuing Directors" shall mean the directors of the Borrower on the Closing Date and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors, provided that notwithstanding anything in this Section 9.1.13 to the contrary, the transfer of Capital Stock owned by any of Steven Merker, William Merker or Karl Massaro upon their death shall not be deemed an Event of Default hereunder;

                  9.1.14 Involuntary Proceedings.

                  A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

                  9.1.15 Voluntary Proceedings.

                  Any Loan Party or Subsidiary of a Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

            9.2 Consequences of Event of Default.

                  9.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.

                  If an Event of Default specified under Sections 9.1.1 through
9.1.13 shall occur and be continuing, the Banks and the Agent shall be under no further obligation to make Loans or issue Letters of Credit, as the case may be, and the Agent may, and upon the request of the Required Banks, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Agent and the Banks, and grants to the Agent and the Banks a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Banks, the Agent shall return such cash collateral to the Borrower; and

                  9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings.

                  If an Event of Default specified under Section 9.1.14 [Involuntary Proceedings] or 9.1.15 [Voluntary Proceedings] shall occur, the Banks shall be under no further obligations to make Loans hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

                  9.2.3 Set-off.

                  If an Event of Default shall occur and be continuing, any Bank to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 10.13 [Equalization of Banks] and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Bank or the Agent; and

                  9.2.4 Suits, Actions, Proceedings.

                  If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 9.2, the Agent or any Bank, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Bank; and

                  9.2.5 Application of Proceeds.

                  From and after the date on which the Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Agent, shall be applied as follows:

                        (i) first, to reimburse the Agent and the Banks for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent or the Banks in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Banks or any one of them or the Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

                        (ii) second, to the repayment of all Indebtedness then due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, on a pro-rata basis; and

                        (iii) the balance, if any, to the applicable Loan Party or as otherwise required by Law.

                  9.2.6 Other Rights and Remedies.

                  In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents (including the Mortgage), the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Agent and the Banks under the Loan Documents or applicable Law.

            9.3 Notice of Sale.

            Any notice required to be given by the Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.

                  10. THE AGENT

            10.1 Appointment.

            Each Bank hereby irrevocably designates, appoints and authorizes PNC Bank to act as Agent for such Bank under this Agreement and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

            10.2 Delegation of Duties. The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections
10.5 [Reimbursement of Agent by Borrower, Etc.] and 10.6, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

            10.3 Nature of Duties; Independent Credit Investigation.

            The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank;
(ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

            10.4 Actions in Discretion of Agent; Instructions From the Banks.

            The Agent agrees, upon the written request of the Required Banks (or such greater number of Banks as may be required hereunder, including Section 11.1), to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section
10.6 [Exculpatory Provisions, Etc.]. Subject to the provisions of Section 10.6, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent.

            10.5 Reimbursement and Indemnification of Agent by the Borrower.

            The Borrower unconditionally agrees to pay or reimburse the Agent and hold the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and environmental consultants, incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and
(b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. In addition, the Borrower agrees to reimburse and pay all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties.

            10.6 Exculpatory Provisions; Limitation of Liability.

            Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Bank, the Agent or any of their respective Subsidiaries against the Agent, any Bank or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the Loan Parties, (for itself and on behalf of each of its Subsidiaries), the Agent and each Bank hereby waive, releases and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Bank agrees that, except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder or given to the Agent for the account of or with copies for the Banks, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Bank with an credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

            10.7 Reimbursement and Indemnification of Agent by Banks.

            Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share of the Commitments from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Agent in connection with the Agent's periodic audit of the Loan Parties' books, records and business properties.

            10.8 Reliance by Agent.

            The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

            10.9 Notice of Default.

            The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

            10.10 Notices.

            The Agent shall promptly send to each Bank a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Agent shall promptly notify the Borrower and the other Banks of each change in the Base Rate and the effective date thereof.

            10.11 Banks in Their Individual Capacities.

            With respect to its Revolving Credit Commitment, the Revolving Credit Loans, the Term Loan Commitment and the Term Loan made by it and any other rights and powers given to it as a Bank hereunder or under any of the other Loan Documents, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. PNC Bank and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Loan Parties and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder. The Banks acknowledge that, pursuant to such activities, the Agent or its Affiliates may (i) receive information regarding the Loan Parties (including information that may be subject to confidentiality obligations in favor of the Loan Parties) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

            10.12 Holders of Notes.

            The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

            10.13 Equalization of Banks.

            The Banks and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Section 4.4.3 [Agent's and Bank's Rights], 5.4.2 [Replacement of a Bank] or 5.6 [Additional Compensation in Certain Circumstances]. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

            10.14 Successor Agent.

            The Agent may resign as Agent by giving not less than thirty (30) days' prior written notice to the Borrower. If the Agent shall resign under this Agreement, then either (a) the

Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrower, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Banks appoint and the Borrower consents to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 10 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

            10.15 Agent's Fee.

            The Borrower shall pay to the Agent a periodic nonrefundable fee (the "Agent's Fee") under the terms of the Agent's Letter.

            10.16 Availability of Funds.

            The Agent may assume that each Bank has made or will make the proceeds of a Loan available to the Agent unless the Agent shall have been notified by such Bank on or before the later of (1) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or two (2) hours before the time on which the Agent actually funds the proceeds of such Loan to the Borrower (whether using its own funds pursuant to this Section 10.16 or using proceeds deposited with the Agent by the Banks and whether such funding occurs before or after the time on which Banks are required to deposit the proceeds of such Loan with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three
(3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Loan after the end of such three-day period.

            10.17 Calculations.

            In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrower and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

            10.18 Beneficiaries.

            Except as expressly provided herein, the provisions of this Section 10 are solely for the benefit of the Agent and the Banks, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

                  11. MISCELLANEOUS

            11.1 Modifications, Amendments or Waivers.

            With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Loan Parties; provided, that, without the written consent of all the Banks, no such agreement, waiver or consent may be made which will:

                  11.1.1 Increase of Commitment; Extension or Expiration Date.

                  Increase the amount of the Revolving Credit Commitment, Term Loan A Commitment or Term Loan B Commitment of any Bank hereunder or extend the Expiration Date;

                  11.1.2 Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.

                  Whether or not any Loans are outstanding, subordinate any of the Loans to any Indebtedness, extend the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan or any mandatory Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Commitments on the Expiration Date), the Commitment Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Bank, or otherwise affect the terms of payment of the principal of or interest of any Loan, the Commitment Fee or any other fee payable to any Bank;

                  11.1.3 Release of Collateral or Guarantor.

                  Except for sales of assets permitted by Section 8.2.7 [Disposition of Assets or Subsidiaries], release any Collateral consisting of capital stock or other ownership interests of any Loan Party or its Subsidiary or any material portion of the assets of any Loan Party, any Guarantor from its Obligations under the Guaranty Agreement or any other security for any of the Loan Parties' Obligations; or

                  11.1.4 Miscellaneous

                  Amend Section 5.2 [Pro Rata Treatment of Banks], 10.6 [Exculpatory Provisions, Etc.] or 10.13 [Equalization of Banks] or this Section
11.1 alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder;

provided, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent or as the issuer of Letters of Credit shall be effective without the written consent of the Agent.

            11.2 No Implied Waivers; Cumulative Remedies; Writing Required.

            No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

            11.3 Reimbursement and Indemnification of Banks by the Borrower; Taxes.

            The Borrower agrees unconditionally upon demand to pay or reimburse to each Bank (other than the Agent, as to which the Borrower's Obligations are set forth in Section 10.5 [Reimbursement of Agent By Borrower, Etc.]) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel (including allocated costs of staff counsel) for each Bank except with respect to (a) and (b) below), incurred by such Bank (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Banks and the Agent if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

            11.4 Holidays.

            Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 4.2 [Interest Periods] with respect to Interest Periods under the Euro-Rate Option), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

            11.5 Funding by Branch, Subsidiary or Affiliate.

                  11.5.1 Notional Funding.

                  Each Bank shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 11.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 5.6 [Additional Compensation in Certain Circumstances] than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

                  11.5.2 Actual Funding.

                  Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this Section
11.5.2. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 5.6 [Additional Compensation in Certain Circumstances]) which would otherwise not be incurred.

            11.6 Standard Automotive Corporation as Agent for Loan Parties.

                  Each Loan Party hereby irrevocably appoints Standard Automotive Corporation as the borrowing agent and attorney-in-fact for the Loan Parties (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until the Agent shall have received prior written notice signed by all of the Loan Parties that such appointment has been revoked and that another Loan Party has been appointed Administrative Borrower. Each Loan Party hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide the Agent with all notices with respect to Loans obtained for the benefit of any Loan Party and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. Each Loan Party hereby irrevocably appoints and authorizes the Administrative Borrower to provide the Agent with all notices and to take all action as the Administrative Borrower deems appropriate with respect to all Letters of Credit under this Agreement. It is understood that the handling of the loan account and Collateral of the Loan Parties in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Loan Parties in order to utilize the collective borrowing powers of the Loan Parties in the most efficient and economical manner and at their request, and that neither the Agent nor any Bank shall incur liability to the Loan Parties as a result hereof. Each of the Loan Parties expects to derive benefit, directly or indirectly, from the handling of the loan account and the Collateral in a combined fashion since the successful operation of each Loan Party is dependent on the continued successful performance of the integrated group. To induce the Agent and the Banks to do so, and in consideration thereof, each of the Loan Parties hereby jointly and severally agrees to indemnify the Agent and the Banks and hold the Agent and the Banks harmless against any and all liability, expense, loss or claim of damage or injury, made against the Agent or such Banks by any of the Loan Parties or by any third party whosoever, arising from or incurred by reason of (a) the handling of the loan account and Collateral of the Loan Parties as herein provided, (b) the Agent and the Banks relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Agent or any Bank hereunder or under the other Loan Documents.

            11.7 Notices.

            All notices, requests, demands, directions and other communications (as used in this Section 11.7, collectively referred to as "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on Schedule 1.1(B) hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex,
(d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Agent shall not be effective until received. Any Bank giving any notice to any Loan Party shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of the receipt by it of any such notice.

            11.8 Severability.

            The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

            11.9 Governing Law.

            Each Letter of Credit and Section 2.9 [Letter of Credit Subfacility] shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the State of New Jersey without regard to its conflict of laws principles and the balance of this Agreement shall be deemed to be a contract under the Laws of the State of New Jersey and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey without regard to its conflict of laws principles.

            11.10 Prior Understanding.

            This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

            11.11 Duration; Survival.

            All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Banks, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Loan Parties contained in Sections 8.1 [Affirmative Covenants], 8.2 [Negative Covenants] and 8.3 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Sections 10.5 [Reimbursement of Agent by Borrower, Etc.], 10.7 [Reimbursement of Agent by Banks, Etc.] and 11.3 [Reimbursement of Banks by Borrower; Etc.], shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitments.

            11.12 Successors and Assigns.

                        (i) This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Agent, the Loan Parties and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Commitments and the Loans made by it to one or more banks or other entities, subject to the consent of the Borrower and the Agent with respect to any assignee, such consent not to be unreasonably withheld, provided that (1) no consent of the Borrower shall be required (A) if an Event of Default exists and is continuing, or (B) in the case of an assignment by a Bank to an Affiliate of such Bank, and (2) any assignment by a Bank to a Person other than an Affiliate of such Bank may not be made in amounts less than the lesser of $2,500,000 or the amount of the assigning Bank's Commitment. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Note subject to such assignment, the Borrower shall execute and deliver a new Note to the assignee in an amount equal to the amount of the Revolving Credit Commitment or Term Loan assumed by it and a new Revolving Credit Note or Term Note to the assigning Bank in an amount equal to the Revolving Credit Commitment or Term Loan retained by it hereunder. Any Bank which assigns any or all of its Commitment or Loans to a Person other than an Affiliate of such Bank shall pay to the Agent a service fee in the amount of $3,000 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 9.2.3 [Set-off] (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 11.1.1 [Increase of Commitment, Etc.], 11.1.2 [Extension of Payment, Etc.], or 11.1.3 [Release of Collateral or Guarantor], all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Bank had not sold such participation.

                        (ii) Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Agent the form of certificate described in
Section 11.17 [Tax Withholding Clause] relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section 11.13 [Confidentiality].

                        (iii) Notwithstanding any other provision in this Agreement, any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower or the Agent. No such pledge or grant of a security interest shall release the transferor Bank of its obligations hereunder or under any other Loan Document.

            11.13 Confidentiality.

                  11.13.1 General.

                  The Agent and the Banks each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is designated by the Borrower in writing to be confidential, except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 11.12, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.

                  11.13.2 Sharing Information With Affiliates of the Banks.

                  Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank and each of the Loan Parties hereby authorizes each Bank to share any information delivered to such Bank by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such Subsidiary or Affiliate of such Bank, it being understood that any such Subsidiary or affiliate of any Bank receiving such information shall be bound by the provisions of Section 11.12.1 as if it were a Bank hereunder. Such Authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

            11.14 Counterparts.

            This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

            11.15 Agent's or Bank's Consent.

            Whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

            11.16 Exceptions.

            The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

            11.17 CONSENT TO FORUM; WAIVER OF JURY TRIAL.

            EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE COURTS OF MIDDLESEX COUNTY, NEW JERSEY AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 11.7 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH LOAN PARTY, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

            11.18 Tax Withholding Clause.

            Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Agent two (2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of such Bank, assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Bank, assignee or participant required to deliver to the Borrower and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Bank; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Bank, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, either certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Bank, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

            11.19 Joinder of Guarantors.

            Any Subsidiary of the Borrower which is required to join this Agreement as a Guarantor pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] shall execute and deliver to the Agent (i) a Guarantor Joinder in substantially the form attached hereto as Exhibit 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; (ii) documents in the forms described in Section 7.1 [First Loans] modified as appropriate to relate to such Subsidiary; and (iii) documents necessary to grant and perfect Prior Security Interests to the Agent for the benefit of the Banks in all Collateral held by such Subsidiary. The Loan Parties shall deliver such Guarantor Joinder and related documents to the Agent within five (5) Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation.

            11.20 Contribution.

                  (a) On any date a payment in respect of the Obligations is made, the right of contribution, if any, of the Borrower and each Guarantor (each an "Obligor") against each Contributor shall be determined as provided in the immediately succeeding sentence, with the right of contribution of each Obligor to be revised and restated as of each such date. At any time that a payment (a "Relevant Payment") is made by an Obligor in respect of the Obligations and results in the aggregate payments made by such Obligor in respect of the Obligations to and including the date of such Relevant Payment to exceed such Obligor's Contribution Percentage of the aggregate payments made by all Obligors in respect of the Obligations to and including such date (such excess, the "Aggregate Excess Amount"), each such Obligor shall have a right of contribution against each Contributor who has made payments in respect of the Obligations to and including such date in an aggregate amount less than such Contributor's Contribution Percentage of the aggregate payments made to and including such date by all Obligors in respect of the Obligations (the aggregate amount of such deficit, the "Aggregate Deficit Amount") in an amount equal to
(x) a fraction the numerator of which is the Aggregate Excess Amount of such Obligor and the denominator of which is the sum of the Aggregate Excess Amounts of all Obligors multiplied by (y) the Aggregate Deficit Amount of such Contributor. An Obligor's right of contribution, if any, pursuant to this paragraph shall arise at the time of each computation, subject to adjustment at the time of subsequent computations, provided that such Obligor may not take any action to enforce such right until the Obligations have been paid in full, it being expressly recognized and agreed by all Obligors that any Obligor's right of contribution arising pursuant hereto against any Contributor shall be expressly junior and subordinate to such Contributor's obligations and liabilities in respect of the Obligations. As used in this Section 11.20(i) "Contributor" shall mean each Obligor required to make any payment to any other Obligor pursuant to this Section 11.20, (ii) the "Contribution Percentage" of each Obligor shall mean the percentage obtained by dividing (x) the Benefit Amount of such Obligor by (y) the aggregate Benefit Amount of all Obligors and
(iii) the "Benefit Amount" of each Obligor shall mean the net value of the benefits to such Obligor from the credit extensions made under the Loan Documents.

                  (b) Each of the Obligors recognizes and agrees that, except for any right of contribution arising pursuant to Section 11.20(a), each Obligor which makes any payment in respect of the Obligations shall have no right of contribution, reimbursement or subrogation against any other Obligor in respect of such payment, any such right of contribution, reimbursement or subrogation arising under law or otherwise being expressly waived by all Obligors.

                  (c) Each of the Obligors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection each Obligor has the right to waive its contribution right against any Contributor to the extent that after giving effect to such waiver such Obligor would remain solvent in the determination of the Agent.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.


WITNESS:                                  STANDARD AUTOMOTIVE
                                          CORPORATION

____________________________________      By:___________________________________
                                          Title:________________________________


                                          GUARANTORS

WITNESS:                                  BARCLAY INVESTMENTS, INC.

____________________________________      By:___________________________________
                                          Title:________________________________


WITNESS:                                  AJAX MANUFACTURING COMPANY, INC.

____________________________________      By:___________________________________
                                          Title:________________________________


WITNESS:                                  CPS ENTERPRISES, INC.

____________________________________      By:___________________________________
                                          Title:________________________________

WITNESS:                                  HAILE INDUSTRIES, INC.

____________________________________      By:___________________________________
                                          Title:________________________________


WITNESS:                                  WYNER INDUSTRIES, INC.

____________________________________      By:___________________________________
                                          Title:________________________________


WITNESS:                                  CRITICAL COMPONENTS CORP.

____________________________________      By:___________________________________
                                          Title:________________________________


WITNESS:                                  R&S TRUCK BODY COMPANY, INC.

____________________________________      By:___________________________________
                                          Title:________________________________


WITNESS:                                  CPS TRAILER CO.

____________________________________      By:___________________________________
                                          Title:________________________________

WITNESS:                                  RANOR, INC.

____________________________________      By:___________________________________
                                          Title:________________________________


WITNESS:                                  NORAY RESOURCES, INC.

____________________________________      By:___________________________________
                                          Title:________________________________


WITNESS:                                  CLAYFORT INDUSTRIES, INC.

____________________________________      By:___________________________________
                                          Title:________________________________


WITNESS:                                  KYLAN INDUSTRIES, INC.

____________________________________      By:___________________________________
                                          Title:________________________________


WITNESS:                                  CABORE RESOURCES, INC.

____________________________________      By:___________________________________
                                          Title:________________________________

WITNESS:                                  DENORE RESOURCES S.R.L. de C.V.

____________________________________      By:___________________________________
                                          Title:________________________________


WITNESS:                                  MECOX S.A. de C.V.

____________________________________      By:___________________________________
                                          Title:________________________________


                                          BANKS

                                          PNC BANK, NATIONAL ASSOCIATION,
                                          individually and as Agent

                                          By:___________________________________
                                          Title:________________________________


                                          ING (U.S.) CAPITAL LLC

                                          By:___________________________________
                                          Title:________________________________


                                          FIRSTAR BANK, N.A.

                                          By:___________________________________
                                          Title:________________________________

                                          SUMMIT BANK

                                          By:___________________________________
                                          Title:________________________________

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Banks and Addresses for Notices to Banks

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Ratable
                                             Amount of                                                        Share of
                                            Commitment                                                       Revolving
                                                for       Amount of     Amount of     Amount of                 Credit     Ratable
                                             Revolving   Commitment     Commitment   Commitment               Loans and   Share of
                                              Credit      for Term      for Term      for Term      Total    Term Loan A  Term Loan
            Bank                               Loans       Loans A       Loan A-1      Loans B    Commitment    Loans      B Loans
            ----                               -----       -------       --------      -------    ----------    -----      -------
------------------------------------------------------------------------------------------------------------------------------------
Name:        PNC Bank, N.A.
Address:     One PNC Plaza - 22nd Floor
             249 Fifth Avenue
             Pittsburgh, PA 15222-2707
Attention:   Ms. Arlene Ohler
Telephone      (412) 762-3627              $12,000,000   $5,439,000   $8,436,000              $0  $25,875,000        60%          0%
Telecopy:      (412) 762-8672

With a copy to:

Name:        PNC Bank, N.A.
Address:     Two Tower Center Boulevard
             East Brunswick, NJ 08818
Attention:   Ms. Virginia Alling
Telephone    (732) 220-3875
Telecopy:    (732) 220-3503
------------------------------------------------------------------------------------------------------------------------------------
Name:        ING (U.S.) Capital LLC                 $0           $0           $0     $25,000,000  $25,000,000         0%        100%
Address:     55 East 52nd Street
             New York, New York 10055
Attention:   Mr. Robert Fellows
Telephone      (212) 409-1727
Telecopy:      (212) 309-8900
------------------------------------------------------------------------------------------------------------------------------------

                                 SCHEDULE 1.1(B)

------------------------------------------------------------------------------------------------------------------------------------
Name:        Firstar Bank                    $3,500,000   $1,586,375   $2,460,500            $0     $7,546,875      17.5%        0%
Address:     425 Walnut Street
             Cincinnati, OH 45201-1038
Attention:   Mr. James Griffith
Telephone      (513) 287-8302
Telecopy:      (513) 632-2068
------------------------------------------------------------------------------------------------------------------------------------
Name:        Summit Bank                     $4,500,000   $2,039,625   $3,163,500            $0     $9,703,125      22.5%        0%
Address:     Raritan Center Plaza II
             91 Fieldcrest Avenue
             2nd Floor
             Edison, NJ 08837
Attention:   Ms. Cynthia Colucci
Telephone      (732) 417-3789
Telecopy:      (732) 417-0254
------------------------------------------------------------------------------------------------------------------------------------
Totals                                      $20,000,000   $9,065,000  $14,060,000   $25,000,000    $68,125,000       100%      100%
------------------------------------------------------------------------------------------------------------------------------------


                                 SCHEDULE 1.1(B)

Part 2 - Addresses for Notices to Borrower and Guarantors:

AGENT

Name:       PNC Bank, National Association
Address:    One PNC Plaza - 22nd Floor
            249 Fifth Avenue
            Pittsburgh, PA 15222-2707
Attention:  Ms. Arlene Ohler
Telephone   (412) 762-3627
Telecopy:   (412) 762-8672

With a copy to:

Name:       PNC Bank, National Association
Address:    Two Tower Center Boulevard
            East Brunswick, NJ 08818
Attention:  Ms. Virginia Alling
Telephone:  (732) 220-3875
Telecopy:   (732) 220-3503

and

Name:       Buchanan Ingersoll Professional Corporation
Address:    500 College Road East
            Princeton, New Jersey 08540
Attention:  Douglas A. Beimfohr, Esq.
Telephone:  (609) 987-6803
Telecopy:   (609) 520-0360

Name:       ING (U.S.) Capital LLC
Address:    55 East 52nd Street
            New York, New York 10055
Attention:  Mr. Robert Fellows
Telephone   (212) 409-1727
Telecopy:   (212) 309-8900

                                 SCHEDULE 1.1(B)

Name:       Firstar Bank
Address:    425 Walnut Street
            Cincinnati, Ohio 45201-1038
Attention:  James R. Griffiths
Telephone:  (513) 287-8302
Telecopy:   (513) 632-2068

Name:       Summit Bank
Address:    Raritan Center Plaza II
            91 Fieldcrest Avenue, 2nd Floor
Attention:  Cynthia Colucci
Telephone:  (732) 417-3789
Telecopy:   (732) 417-0254

With a copy to:   Summit Bank
                  Raritan Center Plaza II
                  91 Fieldcrest Avenue, 2nd Floor
                  Ellen Gendron
                  Telephone:  (732) 417-4289
                  Telecopy:   (732) 417-0254

BORROWER:

Name:       STANDARD AUTOMOTIVE CORPORATION
Address:    401 Route 206 North
            Somerville, New Jersey 08876
Attention:  Roy Ceccato
Telephone:  (908) 874-7778
Telecopy:   (908) 874-8249

With a copy to:   Vince McGill, Esq.
                  Phillips, Nizer, Benjamin, Krim & Ballon, LLP
                  666 Fifth Avenue
                  New York, New York 10103
Telephone:        (212) 841-0566
Telecopy:         (212) 262-5152

GUARANTORS:

Name:       BARCLAY INVESTMENTS, INC.
Address:    401 Route 206 North
            Somerville, New Jersey 08876

                                 SCHEDULE 1.1(B)

Attention:  Roy Ceccato
Telephone:  (908) 874-7778
Telecopy:   (908) 874-8249

                                 SCHEDULE 1.1(B)

Name:       AJAX MANUFACTURING COMPANY, INC.
Address:    401 Route 206 North
            Somerville, New Jersey 08876
Attention:  Roy Ceccato
Telephone:  (908) 874-7778
Telecopy:   (908) 874-8249

Name:       CPS ENTERPRISES, INC.
Address:    401 Route 206 North
            Somerville, New Jersey 08876
Attention:  Roy Ceccato
Telephone:  (908) 874-7778
Telecopy:   (908) 874-8249

Name:       HAILE INDUSTRIES, INC.
Address:    401 Route 206 North
            Somerville, New Jersey 08876
Attention:  Roy Ceccato
Telephone:  (908) 874-7778
Telecopy:   (908) 874-8249

Name:       WYNER INDUSTRIES, INC.
Address:    401 Route 206 North
            Somerville, New Jersey 08876
Attention:  Roy Ceccato
Telephone:  (908) 874-7778
Telecopy:   (908) 874-8249

Name:       CRITICAL COMPONENTS CORP.
Address:    401 Route 206 North
            Somerville, New Jersey 08876
Attention:  Roy Ceccato
Telephone:  (908) 874-7778
Telecopy:   (908) 874-8249

                                 SCHEDULE 1.1(B)

Name:       R&S TRUCK BODY COMPANY, INC.
Address:    Route 1428, P.O. Box 420
            Allen, Kentucky  41601
Attention:  Paul Nunn
Telephone:  (606) 874-2151
Telecopy:   (606) 874-9136

Name:       CPS TRAILER CO.
Address:    401 Route 206 North
            Somerville, New Jersey 08876
Attention:  Roy Ceccato
Telephone:  (908) 874-7778
Telecopy:   (908) 874-8249

Name:       RANOR, INC.
Address:    401 Route 206 North
            Somerville, New Jersey 08876
Attention:  Roy Ceccato
Telephone:  (908) 874-7778
Telecopy:   (908) 874-8249

Name:       NORAY RESOURCES, INC.
Address:    401 Route 206 North
            Somerville, New Jersey 08876
Attention:  Roy Ceccato
Telephone:  (908) 874-7778
Telecopy:   (908) 874-8249

Name:       CLAYFORT INDUSTRIES, INC.
Address:    401 Route 206 North
            Somerville, New Jersey 08876
Attention:  Roy Ceccato
Telephone:  (908) 874-7778
Telecopy:   (908) 874-8249

                                 SCHEDULE 1.1(B)

Name:       KYLAN INDUSTRIES, INC.
Address:    401 Route 206 North
            Somerville, New Jersey 08876
Attention:  Roy Ceccato
Telephone:  (908) 874-7778
Telecopy:   (908) 874-8249

Name:       CABORE RESOURCES, INC.
Address:    401 Route 206 North
            Somerville, New Jersey 08876
Attention:  Roy Ceccato
Telephone:  (908) 874-7778
Telecopy:   (908) 874-8249

Name:       DENORE RESOURCES S.R.L. de C.V.
Address:    401 Route 206 North
            Somerville, New Jersey 08876
Attention:  Roy Ceccato
Telephone:  (908) 874-7778
Telecopy:   (908) 874-8249

Name:       MECOX S.A. de C.V.
Address:    401 Route 206 North
            Somerville, New Jersey 08876
Attention:  Roy Ceccato
Telephone:  (908) 874-7778
Telecopy:   (908) 874-8249

With a copy in each case to:  Vince McGill, Esq.
                              Phillips, Nizer, Benjamin, Krim & Ballon, LLP
                              666 Fifth Avenue
                              New York, New York 10103
Telephone:                    (212) 841-0566
Telecopy:                     (212) 262-5152

                                 SCHEDULE 1.1(B)

                                                                 Schedule 2.2(A)

                        SCHEDULED TERM LOAN A REPAYMENTS

                   ------------------------------------------------
                       Installment Date       Installment Amount
                       ----------------       ------------------
                   ------------------------------------------------
                           6/30/99                $245,000.00
                           9/30/99                $367,500.00
                           12/31/99               $367,500.00
                           3/31/00                $367,500.00
                           6/30/00                $367,500.00
                           9/30/00                $367,500.00
                           12/31/00               $367,500.00
                           3/31/01                $367,500.00
                           6/30/01                $367,500.00
                           9/30/01                $490,000.00
                           12/31/01               $490,000.00
                           3/31/02                $490,000.00
                           6/30/02                $490,000.00
                           9/30/02                $490,000.00
                           12/31/02               $490,000.00
                           3/31/03                $490,000.00
                           6/30/03                $490,000.00
                           9/30/03                $490,000.00
                           12/31/03               $490,000.00
                           3/31/04                $490,000.00
                           6/30/04                $490,000.00
                   ------------------------------------------------

                                 SCHEDULE 2.2(A)

                                                               Schedule 2.2(A-1)

                        SCHEDULE TERM LOAN A-1 REPAYMENTS

                   ------------------------------------------------
                       Installment Date       Installment Amount
                       ----------------       ------------------
                   ------------------------------------------------
                           6/30/99                $380,000.00
                           9/30/99                $570,000.00
                           12/31/99               $570,000.00
                           3/31/00                $570,000.00
                           6/30/00                $570,000.00
                           9/30/00                $570,000.00
                           12/31/00               $570,000.00
                           3/31/01                $570,000.00
                           6/30/01                $570,000.00
                           9/30/01                $760,000.00
                           12/31/01               $760,000.00
                           3/31/02                $760,000.00
                           6/30/02                $760,000.00
                           9/30/02                $760,000.00
                           12/31/02               $760,000.00
                           3/31/03                $760,000.00
                           6/30/03                $760,000.00
                           9/30/03                $760,000.00
                           12/31/03               $760,000.00
                           3/31/04                $760,000.00
                           6/30/04                $760,000.00
                   ------------------------------------------------

                                SCHEDULE 2.2(A-1)

                                                                 Schedule 2.2(B)

                        SCHEDULED TERM LOAN B REPAYMENTS

                   ------------------------------------------------
                       Installment Date       Installment Amount
                       ----------------       ------------------
                   ------------------------------------------------
                           9/30/99                    $62,500
                           12/31/99                   $62,500
                           3/31/00                    $62,500
                           6/30/00                    $62,500
                           9/30/00                    $62,500
                           12/31/00                   $62,500
                           3/31/01                    $62,500
                           6/30/01                    $62,500
                           9/30/01                    $62,500
                           12/31/01                   $62,500
                           3/31/02                    $62,500
                           6/30/02                    $62,500
                           9/30/02                    $62,500
                           12/31/02                   $62,500
                           3/31/03                    $62,500
                           6/30/03                    $62,500
                           9/30/03                    $62,500
                           12/31/03                   $62,500
                           3/31/04                    $62,500
                           6/30/04                    $62,500
                           9/30/04                    $62,500
                           12/31/04                   $62,500
                           3/31/05                    $62,500
                           6/14/05                $23,562,500
                   ------------------------------------------------

                                 SCHEDULE 2.2(B)

                                  SCHEDULE 2.4

               --------------------------------------------------------------
                        Installment Date              Installment Amount
                        ----------------              ------------------
               --------------------------------------------------------------
               ING (U.S.) Capital LLC                   $375,000.00
               -----------------------------------
               Summit Bank                               $49,042.97
               -----------------------------------
               Firstar Bank, N.A.                        $38,144.53
               -----------------------------------
               PNC Bank, N.A.                            $81,738.28
               --------------------------------------------------------------

                                  SCHEDULE 2.4